Exhibit 10.3
EXECUTION COPY
FIRST AMENDED AND RESTATED FORBEARANCE AGREEMENT
AND AMENDMENT TO CREDIT AGREEMENTS
     THIS FIRST AMENDED AND RESTATED FORBEARANCE AGREEMENT AND AMENDMENT TO CREDIT AGREEMENTS (this “Agreement”) is entered into as of the 19th day of December, 2008 (the “Forbearance Effective Date”) by and among THE BORROWERS listed on Schedule 1 hereto (each, a “Borrower” and collectively, the “Borrowers”), FRANKLIN CREDIT MANAGEMENT CORPORATION, a Delaware corporation (“FCMC”), in its capacity as account party for certain Letters of Credit (as defined below), as a Guarantor and as servicer, FRANKLIN CREDIT ASSET CORPORATION, a Delaware corporation (“Franklin Asset”), as a Borrower, FRANKLIN CREDIT HOLDING CORPORATION, a Delaware corporation (“Holding”), as a Guarantor, and THE HUNTINGTON NATIONAL BANK (“Huntington” or “Lender”).
RECITALS:
     WHEREAS, certain of the Borrowers, FCMC and Huntington (as successor-in-interest to Sky Bank) are parties to that certain Master Credit and Security Agreement, dated as of October 13, 2004, as the same has been amended, supplemented, restated or otherwise modified prior to the date of this Agreement (the “Franklin Master Agreement”), pursuant to which Huntington holds certain outstanding loans made to the applicable Borrowers (the “Franklin Master Term Loans”, which term shall be exclusive of loans evidenced by (i) a certain Flow 2006 F Corp. note in the original principal amount of $19,863,972.93, (ii) a certain FCMC 2006 M Corp. note in the original principal amount of $16,183,766.66, and (iii) a certain FCMC 2006 K Corp. note in the original principal amount of $14,433,383.90, together the “Static Loans”), which Franklin Master Term Loans are secured by, among other things, certain Mortgage Loans as provided in the Franklin Master Agreement and the other agreements entered into in connection therewith; and
     WHEREAS, FCMC and Huntington (as successor-in-interest to Sky Bank) are parties to that certain Flow Warehousing Credit and Security Agreement, dated as of August 11, 2006, as the same has been amended, supplemented, restated or otherwise modified prior to the date of this Agreement (the “Franklin Warehousing Agreement”), pursuant to which Huntington holds certain outstanding loans made to FCMC and in connection therewith has issued certain outstanding letters of credit for the account of FCMC (collectively, the “Franklin Warehousing Credits”), which loans and letters of credit are secured by, among other things, certain Mortgage Loans as provided in the Franklin Warehousing Agreement and the other agreements entered into in connection therewith; and
     WHEREAS, FCMC and Huntington (as successor-in-interest to Sky Bank) are parties to that certain Term Loan and Security Agreement, dated as of February 22, 1995, as the same has been amended, supplemented, restated or otherwise modified prior to the date of this Agreement (the “Franklin Term Loan Agreement”), pursuant to which Huntington holds certain outstanding loans made to FCMC (the “Franklin Revolving Loans”), which loans are secured by, among other things, certain Mortgage Loans as provided in the Franklin Term Loan Agreement and the other agreements entered into in connection therewith (the Franklin Master Agreement, the Franklin Warehousing Agreement and the Franklin Term Loan Agreement are collectively referred to as, the “Credit Agreements,” and the Franklin Master Term Loans, the Franklin Warehousing Credits and the Franklin Revolving Loans are collectively referred to as the “Commercial Loans”); and
     WHEREAS, as of the date hereof certain of the Borrowers and FCMC are in default of the following provisions of the Credit Agreements as applicable:
A. Franklin Master Agreement:
(i) certain Borrowers have failed to pay at the respective maturity dates set forth in the column designated as “Maturity Date” on Schedule 2 to the Existing Forbearance Agreement certain of the Commercial Loans, including without limitation: (1) Flow 2001 I Corp. in the original principal sum of $2,954,397.38 dated 11/08/2001 (2) FCMC K Corp. in the original principal sum of $2,390,573.56 dated 11/12/2004, (3) FCMC 2004 K Corp. in the original principal sum of $7,129,066.00 dated 11/19/2004, (4) FCMC 2001 C Corp. in the original principal sum of $607,606.49 dated 11/15/2001;
     (ii) FCMC and its Subsidiaries have failed to maintain the minimum net worth requirements set forth in the Credit Agreements;
     (iii) by not maintaining the required minimum net worth, FCMC has breached a covenant to comply with laws, rules and regulations, including minimum net worth requirements under certain governmental licenses to hold and service mortgage loans; and
     (iv) certain of the Borrowers have failed to make the scheduled monthly payments due on or before October 5, 2008, on each of the Static Loans;
(the defaults set forth in clauses (A)(i), (ii), (iii) and (iv) above shall be referred to as the “Franklin Master Acknowledged Defaults”.
B. Franklin Warehousing Agreement:
(i) the Franklin Master Acknowledged Defaults are defaults under the Franklin Warehousing Agreement;
(ii) certain of the Borrowers may be in default of various other provisions of the Franklin Warehousing Agreement; and
(iii) by not maintaining the required minimum net worth, FCMC has breached a covenant to comply with laws, rules and regulations, including minimum net worth requirements under certain governmental licenses to hold and service mortgage loans;
(the defaults set forth in clauses (B) (i), (ii) and (iii) above shall be referred to as the “Franklin Warehousing Acknowledged Defaults”.
C. Franklin Term Loan Agreement:
(i) the Franklin Master Acknowledged Defaults are defaults under the Franklin Term Loan Agreement;

(ii) certain of the Borrowers may be in default of various other provisions of the Franklin Term Loan Agreement; and
(iii) by not maintaining the required minimum net worth, FCMC has breached a covenant to comply with laws, rules and regulations, including minimum net worth requirements under certain governmental licenses to hold and service mortgage loans;
(the defaults set forth in clauses (C) (i), (ii) and (iii) above shall be referred to as the “Franklin Term Loan Acknowledged Defaults”, and together with the Franklin Master Acknowledged Defaults and the Franklin Warehousing Acknowledged Defaults , the “Acknowledged Defaults”); and
     WHEREAS, FCMC, the Borrowers and Lender are parties to that certain Forbearance Agreement and Amendment to Credit Agreements dated as of December 28, 2007, as the same has been amended, supplemented, restated or otherwise modified prior to the date of this Agreement (the “Existing Forbearance Agreement”), pursuant to the terms of which Lender agreed not to exercise its rights to initiate proceedings to foreclose or otherwise realize upon the Collateral which secures the Obligations of FCMC and the Borrowers as a consequence of the defaults acknowledged therein; and
     WHEREAS, the Loan Parties and Lender wish to continue to make the Credit Agreements subject to the terms of this Agreement, on the terms and conditions set forth herein, in order to, among other things, (a) consolidate the Commercial Loans and establish the aggregate outstanding principal amounts thereof as of December 28, 2007 into (i) a term loan facility in the amount of $600,000,000 (“Tranche A”), (ii) a term loan facility in the amount of $323,264,057.11, divided into the following sub-tranches: a sub-tranche of $79,051,123.50 (“Tranche B-1”), a sub-tranche of $61,110,686.61 (“Tranche B-2”), an additional sub-tranche of $79,051,123.50 (“Tranche B-3”), a further additional sub-tranche of $79,051,123.50 (“Tranche B-4”) and a sub-tranche of $25,000,000 (“Tranche B-5”) (Tranche B-1, Tranche B-2, Tranche B-3, Tranche B-4 and Tranche B-5 are collectively, “Tranche B”), and (iii) a term loan facility in the amount of $125,000,000 (“Tranche C”), (b) maintain a revolving credit facility and establish a sub-limit for Letters of Credit to the Borrowers in the amount of up to $10,000,000 and maintain a separate existing letter of credit facility in an amount not to exceed $5,500,000 for Letters of Credit (“Tranche D”), (c) maintain each of Tranche A, Tranche B, Tranche C and Tranche D as a full recourse obligation of each Borrower, and make each Borrower (including Franklin Asset and the Trusts) jointly and severally liable for the repayment of Tranche A, Tranche B, Tranche C and Tranche D, and (d) reaffirm all obligations, liabilities and Liens and grant Liens on substantially all assets of each Loan Party, including without limitation all of the collateral which secures the Commercial Loans; and
     WHEREAS, in order to induce Lender to enter into this Agreement, each Guarantor is willing to provide a guaranty agreement and to secure its obligations thereunder with a Lien on substantially all of its assets; and
     WHEREAS, FCMC desires to reorganize the corporate structure of itself and its Subsidiaries (the “Reorganization”) in order to (a) establish Franklin Credit Holding Corporation, a newly formed Delaware corporation, inter alia, as a public company, which, immediately after the filing at the Delaware Secretary of State of a Certificate of Merger of Franklin Merger Sub,

Inc. into FCMC (the “Certificate of Merger”) will deliver a Guaranty to Lender and grant a security interest to Lender in all of its assets and will become the parent company of the following four (4) direct subsidiaries: (1) FCMC, which will remain a Guarantor and reaffirm its grant to Lender of security interests in all of its assets, (2) Franklin Asset, which will become a Borrower, own the Capital Stock of all of the Subsidiaries (other than Tribeca and Subsidiaries thereof) which are presently Borrowers and will grant to Lender security interests in all of its assets, (3) Franklin Credit Loan Servicing, LLC, a newly formed Delaware limited liability company (“Franklin Servicing LLC”), which will service consumer mortgage loans in selected states to the extent set forth in this Agreement, and (4) Tribeca Lending Corp. (“Tribeca”), which will remain a Borrower, own the Capital Stock of all of its present Subsidiaries, reaffirm its grant to Lender of security interests in all of its assets, and continue to own all REO Properties of all the Loan Parties; (b) establish Franklin Trust, the sole certificate holder of which is Lender, as pledgee of Franklin Asset, and cause Franklin Trust to guaranty all obligations of the Loan Parties to Lender and grant security interests to Lender in all of its assets, and (c) establish Tribeca Trust, the sole certificate holder of which is Lender, as pledge of Tribeca, and cause Tribeca Trust to guaranty all obligations of the Loan Parties to Lender and grant security interests to Lender in all of its assets.
     WHEREAS, in connection with the Credit Agreements, the Commercial Loans and the Existing Forbearance Agreement, certain of the Borrowers and FCMC entered into promissory notes, security agreements, certificates, letter of credit reimbursement agreements, pledge agreements, control agreements, joinder agreements, counterpart signature pages, assignments, guaranties, banking services agreements, hedging agreements, cash management agreements, consent agreements, collateral agreements, amendments, modification agreements, instruments and financing statements and other loan documents (each of the foregoing, together with each Credit Agreement, this Agreement, the FCMC Guaranty, each other Guaranty and all other agreements executed in connection herewith or with any of the foregoing, a “Loan Document” and collectively, the “Loan Documents”); and
     WHEREAS, as of December 5, 2008, the Borrowers owe to Lender, without offset, claim, recoupment or dispute, the outstanding aggregate principal balances of the Commercial Loans pursuant to the respective Tranches and in respect of the Static Loans, as are set forth on Schedule 3 hereto, together with interest, fees, expenses, and other charges pursuant to the Credit Agreements; and
     WHEREAS, by reason of the Acknowledged Defaults, Lender has no obligation to make any additional advance on any Loan Document, and Lender is entitled to immediately exercise any right, power or remedy permitted thereto by law or any provision of the Loan Documents; and
     WHEREAS, each Loan Party has requested that Lender forbear, pursuant to the terms of this Agreement, from the exercise of its rights under the Loan Documents to initiate proceedings to foreclose or otherwise realize upon the Collateral which secures the Obligations of Guarantor and Borrowers as a consequence of the Acknowledged Defaults and consent to the Reorganization, and each Loan Party acknowledges that Lender is entitled to exercise all rights and remedies available to Lender under the Loan Documents; and
     WHEREAS, each Loan Party acknowledges that Lender is granting and continuing the forbearance as provided in this Agreement in consideration and reliance upon the promises and agreements of each Loan Party contained in this Agreement, and each Loan Party acknowledges and agrees that all actions taken by Lender prior to the date hereof have been reasonable and appropriate under the circumstances.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party acknowledges and agrees that all of the recitals set forth above are true and correct and are incorporated into this Agreement by this reference, and the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Forbearance, Ratification and Reaffirmation, Joinder.
     (a) Absent a Forbearance Default, Lender, prior to May 15, 2009 (the “Forbearance Date”), agrees not to initiate collection proceedings or exercise its remedies under the Loan Documents in respect of any Commercial Loan against any Loan Party or any Collateral or elect to have interest accrue under the respective Loan Documents at the stated rate applicable after default. In addition, absent the occurrence and continuance of a Forbearance Default, prior to May 15, 2009, Lender agrees not to initiate collection proceedings or exercise its remedies under the Loan Documents in respect of any Static Loan against any Loan Party or any Collateral for such Static Loan or elect to have interest accrue under the respective Loan Documents at the stated rate applicable after default. Each Loan Party acknowledges and agrees that, except as specifically set forth in this Agreement, Lender (i) reserves the right to enforce each and every term of any Loan Document; (ii) is under no duty or obligation of any kind or any nature to grant any Loan Party any additional period of forbearance beyond the Forbearance Date; (iii) shall not be construed to waive, relinquish or estop Lender from asserting Lender’s rights under any Loan Document or applicable law; and (iv) shall be under no impediment to Lender’s right to pursue any and all remedies available to it on or after the Forbearance Date or immediately upon the occurrence of a Forbearance Default.
     (b) Each Loan Party agrees that (i) all Obligations under the Loan Documents are the valid and binding obligations of each Loan Party respectively and are enforceable in accordance with the terms thereof, except as modified by this Agreement; (ii) the Obligations of each Borrower evidenced by each promissory note executed in connection with any Loan Document, including without limitation, each promissory note executed in connection with each Commercial Loan and the Existing Forbearance Agreement, executed and delivered by any Borrower are valid and binding without any present right of offset, claim, defense or recoupment of any kind and are hereby ratified and confirmed in all respects and that the outstanding principal balance of each Commercial Loan and each Tranche and each Static Loan as of the date set forth in Schedule 3 hereto is set forth on Schedule 3 hereto; (iii) FCMC agrees that all of its obligations under the FCMC Guaranty are valid and binding without any present right of offset, claim, defense or recoupment of any kind and are hereby ratified and confirmed in all respects; and (iv) the Liens and security interests granted to Lender with respect to each Mortgage Loan and other Collateral pledged as security for all Obligations of the Loan Parties under the Loan Documents are valid and binding and are enforceable in accordance with the terms thereof, except as modified by this Agreement and are hereby ratified and confirmed in all respects.

     (c) Joinder.
     (i) Franklin Asset hereby agrees to be obligated as a Borrower under the terms of this Agreement, the Credit Agreements and the other Loan Documents, and, effective upon the satisfaction of the conditions precedent set forth in this Agreement, all references to “Borrower” and “Borrowers” thereunder and under the Loan Documents shall include Franklin Asset as well as each Borrower listed on Schedule 1 attached hereto.
     (ii) Franklin Asset hereby adopts and assumes this Agreement, the Credit Agreements, and each other Loan Document in full, and acknowledges that it is jointly and severally liable for, the payment, discharge, satisfaction and performance of all Obligations under this Agreement, the Credit Agreements and the other Loan Documents.
     2. Certain Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Franklin Master Agreement. As used herein, the following terms shall have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
     “Accepted Servicing Practices” shall mean, with respect to any Mortgage Loan, accepted and prudent mortgage servicing practices (including collection procedures) generally acceptable to prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related mortgaged property is located and in a manner consistent with (i) the policies and practices in existence as of the Original Forbearance Effective Date for a period of 60 days after such date and (ii) thereafter with the standards and procedures described in the policies delivered to Lender pursuant to Section 11(c) (or if FCMC fails to deliver such standards and policies, with the standards and policies prescribed by Lender).
     “Acknowledged Defaults” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Advance” or “Advances” shall mean one or more of the Tranche A Advances, the Tranche B Advances, the Tranche C Advances or the Tranche D Advances, or any combination thereof.
     “Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.
     “Agreement” shall have the meaning assigned to that term in the Preamble of this Agreement.

     “Amendment No. 1” shall mean a certain Joinder and Amendment No. 1 to the Existing Forbearance Agreement.
     “Amendment No. 2” shall mean a certain Amendment No. 2 to the Existing Forbearance Agreement.
     “Applicable Collections Amount” shall have the meaning assigned thereto in Section 5(d).
     “Applicable Margin” shall mean, with respect to each Advance listed below, the percentage set forth below opposite such Advance:

Tranche A Advance	2.25%
Tranche B Advance	2.75%
Tranche D Advance	2.50%
     “Application and Agreement for Letter of Credit” shall mean an application and agreement for standby letter of credit by, between and among any Loan Party, on the one hand, and Lender, on the other hand, in a form provided by Lender, either as originally executed or as it may from time to time be supplemented, modified, amended, renewed or extended.
     “Approved Expenses” shall mean those expenses of Holding and its Subsidiaries as shall be approved by Lender in its sole discretion, and which shall include the expenses of Holding and its Subsidiaries in the ordinary course of business, including without limitation, all fees and expenses as described in Section 40 of this Agreement, out-of-pocket collection advances, expenses related to the maintenance of REO Properties, fees and expenses of custodians and trustees incurred in the ordinary course of business relating to the Collateral, all fees and charges in respect of Letters of Credit and banking services provided for the account of any Loan Party and costs of any litigation to require sellers of Mortgage Loans pledged to Lender to repurchase such loans because of fraud, misrepresentation or breach of warranty, in each case at the discretion of Lender.
     “Bankruptcy Code” shall mean Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended by the Bankruptcy Reform Act and as further amended from time to time, or any successor statute.
     “Bankruptcy Reform Act” shall mean the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005, effective as of October 17, 2005.
     “Borrower” and “Borrowers” shall have the meanings assigned to such terms in the Preamble of this Agreement.
     “Business Day” or “business day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are required or authorized to close under the laws of the State of Ohio, and if such day relates to a determination of LIBOR, means any such day on which dealings in U. S. dollar deposits are conducted by and between banks in the London interbank eurodollar market.

     “Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any other equity interests in an entity however designated, any membership interests in a limited liability company, any and all similar ownership interests in a Person, in each case whether certificated or uncertificated, and any and all warrants or options to purchase any of the foregoing.
     “Cash Flow Available for Debt Service” shall have the meaning assigned to that term in Section 12(d).
     “Change of Control” shall mean, (a) with respect to Holding, the replacement of a majority of the board of directors from the directors who constituted the board of directors on the Original Forbearance Effective Date for any reason other than death or disability, and such replacement shall not have been approved by such board of directors, as constituted on the Original Forbearance Effective Date (or as changed over time with the approval of the then existing board of directors of Holding); or (b) with respect to Holding, a Person or Persons acting in concert, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, exercise of the stock pledge or otherwise, shall have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of equity securities of Holding representing more than 20% of the combined voting power of the outstanding securities of Holding, ordinarily having the right to vote in the election of directors from the beneficial owners as of the Original Forbearance Effective Date; or (c) with respect to any Loan Party other than Holding, the failure of Holding to own, directly or indirectly and free and clear of any adverse claims (other than Liens securing the Obligations), 100% of the issued and outstanding Capital Stock of such Borrower.
     “Collateral” shall have the meaning assigned to such term in a certain Security Agreement dated November 15, 2007, as well as in the Credit Agreements, executed and delivered to Lender by FCMC and certain Borrowers and shall include without limitation all monies owing to any Loan Party from taxing authorities, all amounts owing pursuant to any deposit account or securities account of any Loan Party, any commercial tort or other claim of any Loan Party, certain real property interests of FCMC at 6 Harrison Street—Unit 6, New York, New York, granted to Lender, and certain real property interests of FCMC in respect to the Proprietary Leases.
     “Collections” shall mean, without duplication, all collections, distributions, dividends, payments and other proceeds in respect of principal, interest, net liquidation proceeds or insurance proceeds, or Interest Rate Hedge Agreements from whatever source, received by or for the account of any Loan Party, or received by Lender on or in respect of any Mortgage Loan(s) or otherwise constituting part of the Collateral, including without limitation (i) the net cash proceeds received by any Loan Party or any of its Affiliates, together with any non-offered securities issued, in connection with the securitization or sale of any Mortgage Loan, and (ii) the related proceeds of any liquidation, collection, sale, receipt, appropriation or realization upon the Collateral, net of (iii) cash reserves for Escrow Deposits and Approved Expenses.
     “Commercial Loans” shall have the meaning assigned to that term in the recitals of this Agreement.

     “Commitments” shall mean, collectively, the Tranche A Commitments, the Tranche B Commitments, the Tranche C Commitments and the Tranche D Commitments.
     “Credit Agreements” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Debt Service” shall have the meaning assigned to that term in Section 12(d).
     “Escrow Deposits” shall mean, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges and any other payments actually received by the servicer or Lender, which are required to be escrowed by the related mortgagor with the related mortgagee pursuant to any mortgage or any other document.
     “Existing Forbearance Agreement” shall have the meaning assigned to that term in the recitals of this Agreement.
     “FCMC” shall have the meaning assigned to that term in the Preamble of this Agreement.
     “FCMC Guaranty” shall mean the Guaranty dated as of the Original Forbearance Effective Date and made by FCMC in favor of Lender, as the same may be amended, supplemented or otherwise modified and in effect from time to time in accordance with the terms thereof.
     “Forbearance Effective Date” shall have the meaning assigned to that term in the Preamble of this Agreement.
     “Franklin Asset” shall have the meaning assigned to that term in the Preamble of this Agreement.
     “Franklin Master Acknowledged Defaults” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Franklin Master Agreement” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Franklin Master Term Loans” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Franklin Revolving Loans” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Franklin Servicing LLC” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Franklin Term Loan Acknowledged Defaults” shall have the meaning assigned to that term in the recitals of this Agreement.

     “Franklin Term Loan Agreement” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Franklin Trust” shall mean FRANKLIN CREDIT TRUST SERIES I, a Delaware statutory trust, the sole certificate holder of which will be Lender, as pledge of Franklin Asset.
     “Franklin Warehousing Acknowledged Defaults” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Franklin Warehousing Agreement” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Franklin Warehousing Credits” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over any Loan Party, any of their Affiliates or any of their properties.
     “Guarantor” shall mean each of Holding, FCMC, Franklin Trust, Tribeca Trust and any other Person which has become obligated to Lender in respect of the Obligations under any Loan Document pursuant to the terms of a Guaranty.
     “Guaranty” by any Guarantor means any obligation, contingent or otherwise, of a Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, and including any obligation of a Guarantor, directly or indirectly, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the holder of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of such Person so as to enable such Person to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business.
     “Holding” shall have the meaning assigned to that term in the Preamble of this Agreement.
     “Huntington” shall have the meaning assigned to that term in the Preamble of this Agreement.
     “Indebtedness” shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) capital lease obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person evidenced by a note, bond, debenture or similar instrument.
     “Interest Period” shall mean, with respect to any Advance, (i) initially, the period commencing on any funding date with respect to such Advance and ending on the calendar day prior to the Payment Date of the next succeeding month (except with respect to a Tranche C Advance, as to which the “Interest Period” shall commence on the Tranche C Accrual Date) (ii) thereafter, each period commencing on the Payment Date of one month and ending on the calendar day prior to the Payment Date of the next succeeding month; provided, that if any Interest Period would otherwise expire on a day which is not a business day, such Interest Period shall be extended to the next succeeding business day; provided, however, that if such next succeeding business day occurs in the following calendar month, then such Interest Period shall expire on the immediately preceding business day, and provided further that interest shall continue to accrue on all amounts due and payable hereunder that remain unpaid on the applicable Termination Date until such time as such amounts are paid in full.
     “Interest Rate” shall mean, for each day in respect of (a) the Tranche A Advances, the Tranche B Advances or the Tranche D Advances, as applicable, a per annum rate equal to LIBOR for that day plus the relevant Applicable Margin, and (b) the Tranche C Advances, a rate of 20% per annum.
     “Interest Rate Hedge Agreement” shall mean an interest rate swap, cap or collar agreement or any other hedging arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies.
     “Lender” shall have the meaning assigned to that term in the Preamble of this Agreement.
     “Letter of Credit” shall mean any letter of credit issued by Lender for the account of any Loan Party, either as originally issued or as the same may, from time to time, be amended or otherwise modified, extended or replaced.
     “Letter of Credit Facing Fee” shall mean, with respect to each issued and outstanding Letter of Credit, a facing fee payable to Lender, for its own account, at the rate of 0.125% per annum multiplied by the average daily undrawn amount of such Letter of Credit during the period in respect of which such fee is paid.

     “Letter of Credit Exposure” shall mean, as of any date of determination, the aggregate undrawn stated amount of all outstanding Letters of Credit plus the aggregate of all amounts drawn under Letters of Credit for which Lender has not yet received payment or reimbursement (whether from any Loan Party or from the proceeds of Tranche D Advances or otherwise).
     “LIBOR” shall mean, for each day during an Interest Period with respect to an Advance, the rate per annum obtained by dividing (1) the actual or estimated per annum rate, or the arithmetic mean of the per annum rates, of interest for deposits in U.S. dollars for one (1) month, as determined by Lender in its discretion based upon information which appears on page LIBOR01, captioned British Bankers Assoc. Interest Settlement Rates, of the Reuters America Network, a service of Reuters America Inc. (or such other page that may replace that page on that service for the purpose of displaying London interbank offered rates; or, if such service ceases to be available or ceases to be use by Lender, such other reasonably comparable money rate service as Lender may select) or upon information obtained from any other reasonable procedure, as of two banking days prior to the commencement of such Interest Period; by (2) an amount equal to one minus the stated maximum rate (expressed as a decimal), if any, of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on each date LIBOR is determined by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of such Board) maintained by a member bank of such system, or any other regulations of any Governmental Authority having jurisdiction with respect thereto, all as conclusively determined by Lender. As used herein, “banking day” shall mean any day other than a Saturday or a Sunday on which banks are open for business in Columbus, Ohio, and on which banks in London, England, settle payments. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, LIBOR shall change automatically without notice to any Loan Party immediately on the first day of each Interest Period, with any change thereto effective as of the opening of business on the day of any change.
     “LIBOR Advance” shall mean an Advance which bears an Interest Rate based on LIBOR.
     “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest, or any preference, priority or other agreement or preferential arrangement of any kind or nature whatsoever.
     “Loan Document” and “Loan Documents” shall have the meanings assigned to such terms in the recitals of this Agreement.
     “Loan Parties” shall mean the Borrowers and the Guarantors collectively, and “Loan Party” means any Borrower, any Guarantor, and any other Person which has become obligated to Lender under the terms of this Agreement or any other Loan Document pursuant to a joinder, supplement or guaranty agreement and other Loan Documents satisfactory to Lender in its sole and absolute discretion.
     “Mandatory Prepayment Event” shall mean:

     (a) any sale, transfer or other disposition of any property of any Loan Party (other than Tribeca), including without limitation pursuant to any repurchase of Mortgage Loans; or
     (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of any Loan Party (other than Tribeca); or
     (c) the incurrence by any Loan Party (other than Tribeca) of any Indebtedness for borrowed money other than Subordinated Indebtedness; or
          (d) the receipt by any Loan Party (other than Tribeca) of the proceeds of (i) any settlement or monetary judgment in respect of any claim, litigation or other similar proceeding or (ii) any tax refund or other amount owing by any taxing authority or other Governmental Authority.
     “Material Adverse Effect” shall mean a material adverse effect on (a) the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform in all material respects its Obligations under this Agreement or any obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability in all material respects of any of the Loan Documents, (d) the rights and remedies of Lender under any of the Loan Documents (including without limitation Lender’s ability to foreclose upon any Collateral or to exercise any of its other rights or remedies under any of the Loan Documents, whether as a secured party under the Uniform Commercial Code, in equity, at law or otherwise), (e) the timely payment of the principal of or interest on the Advances or other amounts payable in connection therewith or (f) the Collateral.
     “Minimum Tranche A Payment Amount” shall mean (i) with respect to any Payment Date other than the Tranche A Termination Date, $5,400,000, and (ii) with respect to the Tranche A Termination Date, the amount necessary to repay the aggregate outstanding unpaid principal balance of the Tranche A Advances in full.
     “Minimum Tranche B Payment Amount” shall mean (i) with respect to any Payment Date other than the Tranche B Termination Date, $750,000, which amount will be allocated first to Tranche B-1 Advances, second to Tranche B-2 Advances, third to Tranche B-3 Advances, fourth to Tranche B-4 Advances, and fifth to Tranche B-5 Advances and (ii) with respect to the Tranche B Termination Date, the amount necessary to repay the aggregate outstanding unpaid principal balance of the Tranche B Advances in full.
     “Mortgage” shall mean, with respect to any Mortgage Loan, the mortgage, deed of trust, security deed or other instrument which creates a Lien on the fee simple or a leasehold estate in the real property securing such Mortgage Loan.
     “Mortgage Loan” shall mean any mortgage loan in which any Loan Party has an interest, whether or not any applicable custodian has been instructed to hold for Lender (pursuant to an applicable custodial agreement or otherwise in the case of any Mortgage Loan not held by Lender as custodian) and which mortgage loan includes, without limitation, (i) a mortgage note, the related Mortgage and all other mortgage loan documents and (ii) all right, title and interest of any Loan Party in and to the related mortgaged property.
     “Net Proceeds” shall mean, with respect to any Mandatory Prepayment Event, (a) the cash proceeds received in respect of such Mandatory Prepayment Event, including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), (ii) in the case of a casualty or other insured damage to any property or asset of any Loan Party, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, in each case net of (b) the sum of (i) all reasonable and customary fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such Mandatory Prepayment Event, and (ii) in the case of a sale, transfer or other disposition of an asset or a casualty, a condemnation or similar proceeding, or the receipt of any tax refund, the amount of all payments required to be made as a result of such Mandatory Prepayment Event to repay Indebtedness (other than Advances) secured by such asset.
     “Net Worth” shall mean, with respect to any Person, the excess of the total assets of such Person over the total liabilities of such Person, as determined in accordance with GAAP.
     “Note” shall mean each Tranche A Note, Tranche B-1 Note, Tranche B-2 Note, Tranche B-3 Note, Tranche B-4 Note, Tranche B-5 Note, Tranche C Note or Tranche D Note, as applicable.
     “Obligations” shall mean all obligations, loans, advances indebtedness and liabilities of each Loan Party to Lender, whether direct or indirect, joint or several, absolute or contingent, due or to become due, and whether now existing or hereafter incurred, which may arise under, out of or in connection with this Agreement, the Notes, any other Loan Document on account of principal, interest, reimbursement obligations, fees, indemnities, including without limitation, any interest, fee, cost and expense accrued or incurred after the filing of any petition under any bankruptcy or insolvency law, any cash management or treasury management agreements, any automated clearinghouse obligation, any obligation or liability under any Interest Rate Hedge Agreement, any amount owing pursuant to any service performed by Lender or any affiliate thereof for any Loan Party and any amount due or owing Lender pursuant to any Credit Agreement or other Loan Document.
     “Original Forbearance Effective Date” shall mean December 28, 2007.
     “Payment Date” shall mean either (a) the fifth (5th) day of each calendar month or, if such day is not a business day, the next succeeding business day, or (b) in the case of the final Payment Date for the Tranche A Advances, the Tranche B Advances, the Tranche C Advances or the Tranche D Advances, the Tranche A Termination Date, the Tranche B Termination Date, the Tranche C Termination Date or the Tranche D Termination Date, respectively; provided, however, payments of interest accrued on the Advances shall commence on February 5, 2008 (except with respect to the Tranche C Advances, which shall commence on the first Payment Date following the Tranche C Accrual Date). If the due date of any payment due in respect to any Advance shall be a day that is not a business day, such due date shall be extended to the next succeeding business day; provided, however, that if such next succeeding business day occurs in the following calendar month, then such due date shall be the immediately preceding business day.
     “Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).
     “PIK Interest” shall have the meaning assigned thereto in Section 5(a)(ii).
     “Post-Default Rate” shall mean, in respect of any principal of any Advance or any other amount under this Agreement, any Note or any other Loan Document that is not paid when due to Lender or any Affiliate thereof (whether at stated maturity, by acceleration or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to the sum of (x) 5.00% per annum plus (y)(i) the related fixed or variable Interest Rate otherwise applicable to such Advance or other amount or (ii) if no such Interest Rate is otherwise applicable, LIBOR plus the Applicable Margin in respect of Tranche A.
     “Prime Commercial Rate” shall mean the commercial lending rate of interest per annum as fixed from time to time by the management of Huntington and its successors, at its main office and designated as its “Prime Commercial Rate,” from time to time in effect, with each change in the such rate automatically and immediately changing the interest rate on all applicable Advances without notice to any Loan Party, subject to any maximum or minimum interest rate limitation specified by applicable law. Each Loan Party hereby waives any right to claim that the Prime Commercial Rate is an interest rate other than that rate designated by Huntington as its “Prime Commercial Rate” on the grounds that: (i) such rate may or may not be published or otherwise made known to such Loan Party or (ii) Huntington may make loans to certain borrowers at interest rates that are lower than its “Prime Commercial Rate.”
     “Proprietary Leases” means each of that certain (i) Proprietary Lease, dated March 12, 2008, by and between FCMC and Wallace-Holland Owners Corp., and (ii) Proprietary Lease, dated on or around October 15, 2007, by and between FCMC and The Sherbrooke Co-Op, Inc.
     “REO Property” shall mean any real property, the title to which is held by any Loan Party or one of its Affiliates, together with all buildings, fixtures and improvements thereon and all other rights, benefits and proceeds arising from and in connection with such property.
     “Reorganization” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Required Payments” shall have the meaning assigned thereto in Section 5(d).
     “Reserves” shall mean such reserves as Lender reasonably deems appropriate to establish in such amounts, and with respect to such matters, as Lender in its good faith discretion shall deem necessary or appropriate, including without limitation, reserves with respect to (i) sums that any Loan Party is required to pay pursuant to its contractual obligations (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases), (ii) Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law in and to an item of Collateral, and (iii) up to $5,000,000 at any time as a reserve for the payment of any Required Payment or interest under any Advance, or any fees or expenses owing or anticipated to be owing to Lender under the terms of any Loan Document.
     “Responsible Officer” shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer’s behalf as demonstrated by a certificate of corporate resolution.
     “Restricted Payment” shall mean (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock or similar ownership interest of FCMC now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock or interest of FCMC now or hereafter outstanding, (iii) any payment made (other than any cashless exercise of stock options in Holding) to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock or ownership interest of any Loan Party now or hereafter outstanding, and (iv) any payment or prepayment of principal, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim to rescission with respect to, any Subordinated Indebtedness.
     “Restatement Fee” shall mean the sum of $10,000, payable in full at the Forbearance Effective Date.
     “Restructuring Fee” shall mean the sum of $12,000,000, which was paid in full at the Original Forbearance Effective Date.
     “Security Agreement” shall mean each Credit Agreement, the Security Agreement dated as of November 15, 2007, and each joinder agreement, made by FCMC, any Borrower or any other Loan Party, in favor of Lender, as the same may be amended, supplemented or otherwise modified and in effect from time to time in accordance with the terms thereof.
     “Static Loans” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Subordinated Indebtedness” shall mean any Indebtedness incurred by a Loan Party or any Subsidiary, the payment of which is subject to a debt subordination agreement or other subordination provisions in favor of Lender, to the written satisfaction of Lender and the terms (including, without limitation, with respect to amount, maturity, amortization, interest rate, premiums, fees, covenants, subordination terms, events of default and remedies) of which are reasonably acceptable to Lender.
     “Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
     “Termination Date” shall mean, as applicable, the Tranche A Termination Date, the Tranche B Termination Date, the Tranche C Termination Date or the Tranche D Termination Date.
     “Tranche” shall mean each of Tranche A, Tranche B-1, Tranche B-2, Tranche B-3, Tranche B-4, Tranche B-5, Tranche C and Tranche D.
     “Tranche A” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Tranche A Advance” and “Tranche A Advances” shall have the meanings assigned to those terms in Section 3(a).
     “Tranche A Commitment” shall mean the commitment of Lender to make a Tranche A Advance in the aggregate amount of $600,000,000.
     “Tranche A Note” shall mean the amended and restated promissory note provided for Lender’s Tranche A Advance and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified, supplemented, amended or restated and in effect from time to time in accordance with the terms of this Agreement.
     “Tranche A Termination Date” shall mean the Forbearance Date or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.
     “Tranche B” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Tranche B-1” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Tranche B-2” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Tranche B-3” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Tranche B-4” shall have the meaning assigned to that term in the recitals of this Agreement.

     “Tranche B-5” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Tranche B Advance” and “Tranche B Advances” shall have the meanings assigned to those terms in Section 3(b).
     “Tranche B-1 Advance”, “Tranche B-2 Advance”, “Tranche B-3 Advance”, “Tranche B-4 Advance” and “Tranche B-5 Advance”, and the plural form of each such term, shall have the meanings assigned thereto in Section 3(b).
     “Tranche B Commitment” shall mean the commitment of Lender to make a Tranche B Advance in the original aggregate amount of $323,264,057.11.
     “Tranche B Note” shall mean each of the amended and restated promissory notes provided for Lender’s Tranche B-1 Advance, Tranche B-2 Advance, Tranche B-3 Advance, Tranche B-4 Advance and Tranche B-5 Advance and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified, supplemented, amended or restated and in effect from time to time in accordance with the terms of this Agreement.
     “Tranche B Termination Date” shall mean the Forbearance Date or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.
     “Tranche C” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Tranche C Accrual Date” shall mean the first Business Day following payment in full satisfaction of all outstanding amounts under the Tranche A Note and shall be the date upon which interest shall begin to accrue on the Tranche C Note.
     “Tranche C Advance” and “Tranche C Advances” shall have the meanings assigned to those terms in Section 3(c).
     “Tranche C Commitment” shall mean the commitment of Lender to make a Tranche C Advance in the original aggregate amount of $125,000,000.
     “Tranche C Collections Amount” shall mean, with respect to any Payment Date and the portion of the Applicable Collections Amount for such Payment Date remaining after giving effect to the payments provided in clauses first through eleventh of Section 5(d), (i) 90% of such remaining Applicable Collections Amount for so long as FCMC is continuing to service the Mortgage Loans pledged as Collateral, and (ii) otherwise 100% of such remaining Applicable Collections Amount if FCMC is no longer servicing such Mortgage Loans until all Tranche C Advances are paid in full.
     “Tranche C Note” shall mean the amended and restated promissory note provided for Lender’s Tranche C Advance and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified, supplemented, amended or restated and in effect from time to time in accordance with the terms of this Agreement.

     “Tranche C Termination Date” shall mean the Forbearance Date or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.
     “Tranche D” shall mean (i) a revolving credit facility and Letters of Credit facility to the Borrowers in the aggregate outstanding amount of principal sum and Letter of Credit Exposure at any time of $10,000,000; provided, however that Letter of Credit Exposure under this clause (i) shall at no time exceed $5,000,000, and, in addition, (ii) a separate Letter of Credit facility pursuant to which Lender in its discretion may issue Letters of Credit for the account of any Loan Party; provided that Letter of Credit Exposure under this separate facility shall at no time exceed $5,500,000.
     “Tranche D Advance” and “Tranche D Advances” shall have the meanings assigned to those terms in Section 3(d).
     “Tranche D Commitment” shall mean as to Lender, subject to the terms and conditions of this Agreement, the commitment of Lender to (i) fund Tranche D Advances up to $10,000,000 outstanding at any time under the revolving credit portion of Tranche D and (ii) issue Letters of Credit; provided that aggregate Letter of Credit Exposure shall at no time exceed the aggregate sum of the $5,000,000 sublimit under such revolving credit portion of Tranche D, plus $5,500,000.
     “Tranche D Note” shall mean the amended and restated promissory note provided for Lender’s Tranche D Advances and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified, supplemented, amended or restated and in effect from time to time in accordance with the terms of this Agreement.
     “Tranche D Termination Date” shall mean the Forbearance Date or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.
     “Tribeca” shall have the meaning assigned to that term in the recitals of this Agreement.
     “Tribeca Advances” shall mean all “Advances” under a certain Tribeca Forbearance Agreement and Amendment to Credit Agreements entered into as of the 28th day of December, 2007, by and among certain Subsidiaries of Tribeca Lending Corp. signatory thereto, Tribeca Lending Corp., a New York corporation, and Lender, as amended, supplemented, restated or otherwise modified from time to time (the “Existing Tribeca Forbearance Agreement”).
     “Tribeca Forbearance Agreement” shall mean a certain Amended and Restated Tribeca Forbearance Agreement and Amendment to Credit Agreements entered into as of the 19th day of December, 2008, by and among certain Subsidiaries of Tribeca Lending Corp. signatory thereto, Tribeca Lending Corp., a New York corporation, the other Loan Parties thereto and Lender, as amended, supplemented, restated or otherwise modified from time to time.
     “Tribeca Trust” shall mean TRIBECA LENDING TRUST SERIES I, a Delaware statutory trust, the sole certificate holder of which will be Lender, as pledgee of Tribeca.

     “Trusts” shall mean the Franklin Trust and the Tribeca Trust, and “Trust” means either of the Franklin Trust or the Tribeca Trust.
     “Trust Agreements” shall mean (i) a certain Master Trust Agreement for the Franklin Trust, dated as of December 15, 2008, among FCMC, as depositor, Deutsche Bank National Trust Company, as certificate trustee, and Deutsche Bank Trust Company Delaware, as Delaware trustee and (ii) a certain Master Trust Agreement for the Tribeca Trust, dated as of December 15, 2008, among Tribeca, as depositor, Deutsche Bank National Trust Company, as certificate trustee, and Deutsche Bank Trust Company Delaware, as Delaware trustee.
     “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of Ohio; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Ohio, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
     3. Amended and Restated Advances. Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of the Loan Parties herein set forth, Lender hereby agrees to make or maintain, as applicable, the Advances described in this Section 3 and the Borrowers jointly and severally agree to repay such Advances as follows:
     (a) Tranche A Advances. Lender agreed, on the Original Forbearance Effective Date, to convert a portion of the outstanding principal amount of Lender’s Commercial Loans equal to Lender’s Tranche A Commitment into a term loan to the Borrowers (each amount so converted, a “Tranche A Advance” and, collectively, the “Tranche A Advances”). Any portion of the Tranche A Advances that is subsequently repaid or prepaid may not be reborrowed.
     (b) Tranche B Advances. Lender agreed, on the Original Forbearance Effective Date, to convert a portion of the outstanding principal amount of Lender’s Commercial Loans equal to Lender’s Tranche B Commitment into five term loans to the Borrowers, each in the amount of Tranche B-1, Tranche B-2, Tranche B-3, Tranche B-4, and Tranche B-5 respectively (each aggregate amount so converted, a “Tranche B Advance” and, collectively, the “Tranche B Advances”; and each such proportionate portion thereof a “Tranche B-1 Advance”, “Tranche B-2 Advance”, “Tranche B-3 Advance”, “Tranche B-4 Advance” and “Tranche B-5 Advance” and, collectively, the “Tranche B-1 Advances”, “Tranche B-2 Advances”, “Tranche B-3 Advances”, “Tranche B-4 Advance” and “Tranche B-5 Advances”). Any portion of the Tranche B Advances that is subsequently repaid or prepaid may not be reborrowed.
     (c) Tranche C Advances. Lender agreed, on the Original Forbearance Effective Date, to convert a portion of the outstanding principal amount of Lender’s Commercial Loans equal to Lender’s Tranche C Commitment into a term loan to the Borrowers (each amount so converted, a “Tranche C Advance” and, collectively, the “Tranche C

Advances”). Any portion of the Tranche C Advances that is subsequently repaid or prepaid may not be reborrowed.
     (d) Tranche D Advances.
     (i) Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of the Loan Parties herein set forth, Lender hereby agrees, subject to the limitations set forth below with respect to the maximum aggregate amount of Tranche D Advances permitted to be outstanding from time to time, to make loans to the Borrowers and issue Letters of Credit for the account of any Loan Party (each, a “Tranche D Advance” and collectively, the “Tranche D Advances”), from time to time on any business day during the period from and including the Original Forbearance Effective Date to but excluding the Tranche D Termination Date, in an aggregate amount not exceeding the Tranche D Commitment to be used in accordance with the terms of this Agreement.
     (ii) Lender’s Tranche D Commitment shall expire on the Tranche D Termination Date and all Tranche D Advances and all other amounts owed hereunder with respect to the Tranche D Advances shall be paid in full no later than the Tranche D Termination Date.
     (iii) Anything contained in this Agreement to the contrary notwithstanding, the Tranche D Advances and the Tranche D Commitments shall be subject to the limitation that in no event shall the sum of the aggregate outstanding principal amount of the Tranche D Advances plus the Letter of Credit Exposure at any time exceed the total Tranche D Commitments then in effect.
     (iv) The proceeds of each Tranche D Advance under the revolving portion of Tranche D shall be used (x) in an amount up to $1,000,000 shall be designated to assure that certain state licensing requirements of Tribeca and Franklin Servicing LLC are met (including without limitation, “wet funding” of qualified Mortgage Loans) (y) for the working capital and general corporate needs of each Loan Party as Lender shall advance in its sole discretion and (z) to assure that certain state licensing requirements of FCMC are met to enable any FCMC, Tribeca or any other Loan Party to purchase real property in which such Person has a Lien, whether by foreclosure, trustee’s sale, power of sale or other involuntary arrangement or pursuant to a deed-in-lieu of foreclosure or other voluntary conveyance arrangement (including without limitation paying indebtedness secured by a prior Lien on such real property) and to pay expenses of any such voluntary or involuntary arrangement with respect to such real property; provided, however that such Loan Party (A) has presented to Lender at least fifteen (15) days prior to any such proposed date for foreclosure sale or purchase an analysis satisfactory to Lender concerning any such proposed purchase and disbursements and a draw request for a Tranche D Advance, and (B) Lender has provided its prior written consent to such purchase of real estate and disbursements related thereto. Each Tranche D Advance relating to any Letter of Credit shall be used to solely assure that all state licensing requirements of the applicable Loan Party are met.

     (v) Upon the request of Lender, within five (5) Business Days after the acquisition of any REO Property by FCMC or any Subsidiary, FCMC shall, and shall cause each such Subsidiary to execute and deliver to Lender a mortgage, deed of trust, assignment or other appropriate instrument evidencing a Lien in favor of Lender upon any such REO Property, together with such title policies, certified surveys, environmental reports, local counsel opinions and such other property assurances, agreements, documents and instruments which Lender deems necessary or desirable, and to be subject only to (i) Liens in favor of Lender and (ii) such other Liens as Lender may reasonably approve, it being understood that the granting of such additional security for the Obligations is a material inducement to the execution and delivery of this Agreement by Lender.
     (e) Notes.
     (i) Lender’s Tranche A Advance, Tranche B-1 Advance, Tranche B-2 Advance, Tranche B-3 Advance, Tranche B-4 Advance, Tranche B-5 Advance and Tranche C Advance are each evidenced by a promissory note of the Borrowers, substantially in the form of Exhibit A, Exhibit B-1, Exhibit B-2, Exhibit B-3, Exhibit B-4, Exhibit B-5, and Exhibit C to the Existing Forbearance Agreement respectively, in each case dated the Original Forbearance Effective Date and payable to Lender or its assigns in a principal amount equal to Lender’s Advance under the applicable Tranche. The revolving portion of Lender’s Tranche D Advances is evidenced by a promissory note of the Borrowers, substantially in the form of Exhibit D, dated as of March 31, 2008, and payable to Lender or its assigns in a principal amount equal to Lender’s Tranche D Commitment.
     (ii) The date, amount and Interest Rate applicable from time to time in respect of each Advance made by Lender to the Borrowers, and each payment made on account of the principal thereof or interest thereon, shall be recorded by Lender on its books and records. Any such recordation or notation shall be conclusive and binding on the Borrowers, absent manifest error; provided, that the failure of Lender to make any such recordation or notation shall not affect the obligations of any Borrower to make payment when due of any amount owing hereunder or under such Note in respect of the applicable Advance or Advances.
     4. Inability to Determine Rates, Illegality. Anything contained herein to the contrary notwithstanding, if, prior to or upon any determination of LIBOR:
     (a) Lender determines, which determination shall be conclusive and binding upon the Borrowers, that quotations of interest rates for the relevant deposits referred to in the definition of “LIBOR” are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Advances as provided herein; or

     (b) Lender determines, which determination shall be conclusive and binding upon the Borrowers, that LIBOR is not likely to adequately cover the cost to Lender of making or maintaining the relevant LIBOR Advances; or
     (c) Lender notifies Holding that it has become unlawful for Lender to honor its obligations to make or maintain LIBOR Advances hereunder;
then Lender shall give Holding notice thereof and, so long as such condition remains in effect, all Advances (other than Tranche C Advances) of Lender shall bear interest at a rate per annum equal to the Prime Commercial Rate, plus the Applicable Margin.
     5. Payments of Interest and Principal on the Advances.
     (a) Interest on the Advances; PIK Interest.
     (i) The Borrowers shall pay to Lender interest on the aggregate outstanding principal amount of the Advances of each Tranche for the period from and including the respective dates of such Advances (except in the case of the Tranche C Advance as to which it shall pay interest from the Tranche C Accrual Date) to but excluding the respective dates such Advances are paid in full, in each case at a rate per annum equal to the applicable Interest Rate. Notwithstanding the foregoing, the Borrowers shall pay to Lender interest at the applicable Post-Default Rate (i) on the outstanding principal amount of any Advances during any period when any Forbearance Default has occurred and is continuing and (ii) on any interest or amount (other than principal of any Advance) payable by the Borrowers hereunder or under any applicable Note that shall not be paid in full when due, for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued and unpaid interest on each Advance shall be payable monthly on each Payment Date and on the Tranche A Termination Date, Tranche B Termination Date, Tranche C Termination Date, or Tranche D Termination Date, as applicable, except that interest payable at the applicable Post-Default Rate shall accrue daily and shall be payable promptly upon demand.
     (ii) Anything contained in Section 5 (a)(i) to the contrary notwithstanding, FCMC, on behalf of the Borrowers, has elected as of the Original Forbearance Effective Date and Lender has consented thereto, to pay the accrued and unpaid interest due in respect of the Tranche C Advances from and after the date that such interest begins to accrue on the Tranche C Accrual Date by adding the amount thereof to the outstanding principal amount of the Tranche C Advances (any such interest in respect of the Tranche C Advances that is so added to the outstanding principal amount of the Tranche C Advances being “PIK Interest”). Upon request of Lender, the Borrowers will execute and deliver to Lender an additional Tranche C Note for the amount of such PIK Interest or a replacement Tranche C Note in a face amount equal to the then outstanding principal sum, plus the amount of such PIK Interest; provided, however, the failure of Lender to request that the Borrowers execute, or the failure of the Borrowers to provide, any such additional Tranche C Note shall in no way affect the Borrowers obligation to pay any such PIK Interest at the time and in the manner of other Tranche C Advances.
     (b) Scheduled Principal Payments in Respect of Tranche A Advances and Tranche B Advances, Principal Payments. On each Payment Date in respect of the Tranche A Advances and the Tranche B Advances, the Borrowers shall pay to Lender, the Minimum Tranche A Payment Amount and the Minimum Tranche B Payment Amount, as applicable, for such Payment Date. The Borrowers shall pay all remaining amounts of Tranche C Advances and Tranche D Advances as set forth in paragraphs (d) and (e) below and on the applicable Termination Date.
     (c) Payment Date Reports. No later than two business days prior to each Payment Date, Lender shall provide to Holding a report stating (i) the amount of interest due for the current Interest Period pursuant to Section 5(a), separately stated for the applicable Tranche A Advances, the Tranche B Advances, the Tranche C Advances, if applicable, and the Tranche D Advances, (ii) the Minimum Tranche A Payment Amount and the Minimum Tranche B Payment Amount for such Payment Date, and (iii) if such Payment Date occurs on a Termination Date, the aggregate outstanding principal amount of the Tranche A Advances, Tranche B Advances, Tranche C Advances and/or Tranche D Advances, as applicable; provided, that the failure of Lender to make any such report shall not affect the obligations of the Borrowers to make payment when due of any amount owing hereunder or under any Note in respect of the related Advances.
     (d) Collateral Collection. Without in any way limiting the obligations of the Borrowers to make the payments of principal and interest that are required to be made in respect of the Advances pursuant to Sections 5(a) and 5(b) (with respect to any Payment Date, the “Required Payments”), the Borrowers hereby authorize and direct Lender, on each Payment Date, to apply all Collections received from and after the immediately preceding Payment Date (or, in the case of the first Payment Date, from and after the Original Forbearance Effective Date) to but excluding such Payment Date (the aggregate amount of such Collections, minus any Reserves established during such period, being the “Applicable Collections Amount” in respect of such Payment Date) in the following order of priority:
first, to the payment of interest on the Tranche A Advances as calculated for such Payment Date;
second, to the payment of interest on the Tranche B Advances as calculated for such Payment Date;
third, to the payment of interest on the Tranche D Advances as calculated for such Payment Date;
fourth, to the payment of amounts constituting additional periodic payments of interest required under any Interest Rate Hedge Agreement to Lender in full;
fifth, to pay any Letter of Credit Facing Fee or Letter of Credit Fee;
sixth, to pay the Minimum Tranche A Payment Amount for such Payment Date;

seventh, to pay the Minimum Tranche B Payment Amount for such Payment Date;
eighth, to prepay the outstanding principal amount of the Tranche A Advances until the same are paid in full, with such prepayments being applied in the inverse order of maturity to the remaining Minimum Tranche A Payment Amounts;
ninth, to prepay the outstanding principal amount of the Tranche B Advances until the same are paid in full, with such prepayments being applied in the order set forth in the definition of Minimum Tranche B Payment Amounts;
tenth, to any unpaid amounts on the Static Loans;
eleventh, on a pro rata basis to repay Tranche D Advances in full, Letter of Credit Exposure in full and any Obligations (other than payments constituting additional periodic payments of interest payable under item “fourth” above) under any Interest Rate Hedge Agreement to Lender in full;
twelfth, to the payment of PIK Interest on the Tranche C Advances as calculated for such Payment Date;
thirteenth, to the extent of the applicable Tranche C Collections Amount, to pay the outstanding interest and principal amount of the Tranche C Advances until the same are paid in full, with such payments being applied first to any outstanding PIK Interest in respect of the Tranche C Advances and thereafter to the remaining principal amount thereof; and
fourteenth, to pay any unpaid Tribeca Advances until paid in full and then to Holding for the benefit of the Borrowers.
     All Collections in respect of the Static Loans shall be applied pursuant to the terms of the Franklin Master Agreement. Furthermore, notwithstanding the foregoing applications of Collections, all Collections arising from the sale, lease or other disposition of REO Property purchased or acquired with any Tranche D Advance shall be used first to repay the principal of the revolving credit portion of any such Tranche D Advance until the same is paid in full and then applied pursuant to clauses first through fourteenth of this Section 5(d).
     (e) Mandatory Prepayments. Within five (5) business days after receipt of the Net Proceeds following any Mandatory Prepayment Event, the Borrowers shall prepay the Advances in an aggregate amount equal to the Net Proceeds of such Mandatory Prepayment Event, any such prepayment to be applied in the same manner as set forth in Section 5 (d).
     (f) Computations. Interest on the Advances shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

     6. Letters of Credit.
     (a) Letters of Credit. Subject to the terms and conditions of this Agreement and any applicable Application and Agreement for Letter of Credit, on any business day at least 30 business days prior to the Tranche D Termination Date, Lender, at its discretion may issue such Letters of Credit in such face amounts as Holding may request; provided that: (i) on the date of issuance of any Letter of Credit and after giving effect to the issuance thereof, the Letter of Credit Exposure will not exceed the amount of such Letter of Credit Exposure stated in the definition of Tranche D Commitment; and (ii) the expiry date of any Letter of Credit shall not be later than the date which is thirty (30) days prior to the Tranche D Termination Date provided, however, that Lender may permit, in Lender’s sole discretion any Letter of Credit to remain outstanding after the Tranche D Termination Date if one or more Loan Parties shall deposit prior to the date that is five (5) Business Days prior to such termination date into an account with Lender, in the name and for the benefit of Lender, an amount in cash equal to 105% of the face amount of such Letter of Credit as of such date, and provided further that Holding has provided the information necessary for Lender to complete the form of Letter of Credit, and the issuance of such Letter of Credit would not violate one or more policies of Lender. On and after the Original Forbearance Effective Date, the Letters of Credit issued by Lender for the account of any Loan Party prior to the date of this Agreement and set forth on Schedule 6 hereto shall be subject to the terms of this Agreement and deemed issued pursuant to the terms hereof. Such deposit shall be held by Lender as collateral for the payment and performance of the obligations of the Loan Parties under the outstanding Letters of Credit. Lender shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of Lender, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by Lender to reimburse the issuing bank for letter of credit disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations or any other Obligations of the Loan Parties at such time.
     (b) Payment of Letter of Credit. In consideration for the issuance by Lender of the Letters of Credit, each Loan Party hereby authorizes, empowers and directs Lender to disburse directly to Lender, as a Tranche D Advance under this Agreement, an amount equal to the stated amount of each draft drawn under each Letter of Credit, plus all interest, costs, expenses and fees due to Lender pursuant to this Agreement or any other Loan Document. Any such disbursement made on account of a Letter of Credit shall be deemed to be a Tranche D Advance, and Holding shall be deemed to have given to Lender a notice of borrowing with respect thereto.
     (c) Acceleration of Undrawn Amounts. Should Lender demand payment of the Obligations hereunder following a Forbearance Default prior to the Tranche D Termination Date, Lender, by written notice to Holding, may take one or more of the following actions: (i) declare any obligation of Lender to issue Letters of Credit hereunder terminated, whereupon any such obligations shall forthwith terminate without any other notice of any kind; or (ii) declare the outstanding Letter of Credit Exposure to be forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby waived, and demand that the Loan Parties pay to Lender for deposit in a segregated non interest-bearing cash collateral account, as security for the Obligations, an amount equal to the Letters of Credit Exposure then outstanding at the time such notice is given. Unless otherwise required by law, upon the full and final payment of the Obligations, Lender shall return to Holding, for the benefit of the Borrowers, any amounts remaining in said cash collateral account.
     (d) Letter of Credit Fees. The Borrowers shall pay to Lender: (a) a non-refundable fee equal to the Applicable Margin in respect of Tranche D Advances multiplied by the daily face amount of each Letter of Credit outstanding, less the amount of any draws on such Letter of Credit, payable in monthly installments in arrears, commencing on the issuance date and continuing for so long as such Letter of Credit remains outstanding; and (b) for the benefit of Lender (i) the Letter of Credit Facing Fee (ii) Lender’s standard charges for issuing letters of credit and for any amendments thereto, payable upon demand by Lender.
     7. Conditions Precedent. The obligations of Lender to make or maintain, as applicable, the Tranche A Advances, the Tranche B Advances, the Tranche C Advances and the Tranche D Advances and to continue to forbear pursuant to the terms hereof are subject to the satisfaction, immediately prior to or concurrently with, the making of such Advances of the following conditions precedent, and in the case of Holding as a condition subsequent immediately after filing of the Certificate of Merger, each of which shall be in form and substance satisfactory to Lender and its counsel:
     (a) Lender shall have received this Agreement, executed and delivered by a duly authorized officer of each Loan Party;
     (b) Lender shall have received the following Loan Documents, each of which shall be satisfactory to Lender in form and substance:
     (i) A Guaranty duly executed and delivered by each of Holding, Franklin Trust and Tribeca Trust;
     (ii) A joinder by any Loan Party (other than Franklin Trust and Tribeca Trust) not party to the Security Agreement prior to the Forbearance Effective Date;
     (iii) Execution of the Tribeca Forbearance Agreement and any loan document related thereto;
     (iv) Lender shall have received a Pledge Amendment, one or more Collateral Assignment of Proprietary Lease, and Stock Powers, all in respect to collateral assignment of FCMC’s interests in the Proprietary Lease, executed and delivered by a duly authorized officer of FCMC; and
     (v) A security agreement in all assets duly executed and delivered by each of Franklin Trust and Tribeca Trust.

     (c) Lender shall have received one or more legal opinions of counsel to the Loan Parties, in form satisfactory to Lender;
     (d) Lender shall have received the Restatement Fee and all other fees and expenses required to be paid by the Loan Parties on or prior to the Forbearance Effective Date;
     (e) Lender shall have received consolidating proforma balance sheets dated as of the Forbearance Effective Date of each of FCMC, Franklin Asset, Tribeca, Franklin Servicing, Franklin Trust and Tribeca Trust, and a consolidated proforma balance sheet dated as of the Forbearance Effective Date of Holding;
     (f) Lender shall have received such other certificates, instruments, documents, agreements, including without limitation those documents described on the Closing Memorandum attached hereto as Exhibit 7(f), as may be required by Lender, each of which shall be in form and substance satisfactory to Lender and its counsel;
     (g) Lender shall have received Schedule 12(l) dated as of the Forbearance Effective Date of all deposit accounts, security accounts and investments (other than investments in Subsidiaries of each of the Loan Parties and Franklin Servicing; and
     (h) Lender shall have received such other certificates, documents and deliveries as Lender or its counsel may reasonably request.
     8. Amendments to Credit Agreements. Section 2.1 of the Franklin Master Agreement, entitled “The Commitment,” Section 2.1 of the Franklin Warehousing Agreement, entitled “The Commitment,” and Section 2(a) entitled “Agreement to Make the Loan” of the Franklin Term Loan Agreement are each hereby amended to delete any commitment or other obligation of Lender to make any further “Subsidiary Loans” (as defined in the Franklin Master Agreement) or “Advances” (as defined in the Franklin Warehousing Agreement) or “Loan” (as defined in the Franklin Term Loan Agreement) on and after the Original Forbearance Effective Date. In addition Section 8.2 (c)(iv) of the Franklin Master Agreement is hereby amended to delete the second and third sentences of such section.
     9. Representations and Warranties. To induce Lender to enter into this Agreement, each Loan Party represents and warrants to Lender as follows:
     (a) Organization. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, except where the failure to be in good standing shall not cause a Material Adverse Effect.
     (b) Authority. Each Loan Party has full corporate power and authority to execute, deliver and perform this Agreement and has taken all corporate action required by law, its articles of incorporation and bylaws to authorize the execution and delivery of this Agreement.

     (c) Consent and Approvals. No consent or approval of any party is required in connection with the execution and delivery of this Agreement by any Loan Party, and the execution and delivery of this Agreement does not (i) contravene or result in a breach or default under any certificate or articles of incorporation, code of regulations or bylaws or any other agreement or instrument to which any Loan Party is a party or by which any of such Person’s respective properties are bound, or (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to any Loan Party.
     (d) Completeness of Collateral. The Collateral constitutes all of the assets and property, real and personal, tangible and intangible, owned by each Loan Party or used or held for use in connection with the business of each such Person.
     (e) Other Indebtedness. Other than as set forth in Schedule 9(e) hereto and in respect of Indebtedness owing to Lender, each Loan Party is in full compliance with the terms of each lending agreement in respect of Indebtedness.
     (f) Representations True and Correct. All representations and warranties contained in this Agreement, including but not limited to the recitals herein, and in each Credit Agreement and each other Loan Document are true and correct as of the date of this Agreement, and all such representations and warranties shall survive the execution of this Agreement. The Loan Documents represent unconditional, absolute and valid obligations against each Loan Party and are enforceable in accordance with the terms thereof. No Loan Party has any claims or defenses against Lender, any Affiliate thereof, any participant in any Commercial Loan or any other person or entity which would or might affect (i) the enforceability of any provisions of any documents or (ii) the collectibility of sums advanced by Lender in connection with any Obligations subject to this Agreement. Each Loan Party understands and acknowledges that Lender is entering into this Agreement in reliance upon, and in partial consideration for, this acknowledgment and representation, and agree that such reliance is reasonable and appropriate.
     (g) Representations and Warranties. Each Loan Party hereby represents and warrants to Lender that (i) other than the Acknowledged Defaults no present uncured defaults or breaches exist under any Loan Document; and (ii) after giving effect to this Agreement, no event or condition exists which but for the giving of notice or passage of time (or both) would constitute a Default or Event of Default under any Credit Agreement or any Loan Document; and (iii) this Agreement has been duly executed and delivered by each Loan Party, and this Agreement, each Credit Agreements as amended hereby and each other Loan Document constitutes the legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with the terms hereof or thereto.
     (h) Financial Statement. The consolidated balance sheet of FCMC and its Subsidiaries as of June 30, 2008, and the related statements of income and cash flows for such fiscal period, previously furnished to Lender, fairly present the financial condition of FCMC and its Subsidiaries as of that date and the results of its operations for that fiscal period. FCMC and its Subsidiaries had, on that date, no known liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, except for Lender’s extensions of credit to FCMC and its Subsidiaries.
     (i) Solvency. As of the date hereof and immediately after giving effect to each Advance and the application of the proceeds thereof, Holding and its direct and indirect Subsidiaries, on a consolidated basis, are and will be solvent, are and will be able to pay its debts as they mature (subject to the terms of this Agreement) and do not and will not have an unreasonably small capital to engage in the business in which they are engaged and propose to engage. No Loan Party intends to incur, or believes that it has incurred, debt beyond its ability to pay such debts as they mature. No Loan Party is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such Person or any of its assets. No Loan Party is pledging or transferring any assets with any intent to hinder, delay or defraud any of its creditors.
     10. Financial Statements. Holding shall deliver to Lender:
     (a) (i) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of Holding, the consolidated balance sheets of Holding and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for Holding and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year and accompanied by a certificate of the chief financial officer of Holding, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Holding and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments), and (ii) as soon as available and in any event within 30 days after the end of each quarterly fiscal period a budget of cash expenditures for each prospective three (3) month period, including budget to actual variances for such period;
     (b) as soon as available and in any event within 90 days after the end of each fiscal year of Holding, the audited, consolidated balance sheets of Holding and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Holding and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of the chief financial officer of Holding, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Holding and its consolidated Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP, consistently applied, and a certificate of such chief financial officer stating that, in making the examination necessary for his or her certification, such chief financial officer obtained no knowledge, except as specifically stated, of any Forbearance Default;
     (c)(i) as soon as available and in any event within 30 days after the end of each monthly fiscal period of each fiscal year of Holding, (A) the consolidated balance sheets of Holding and its consolidated Subsidiaries as at the end of such period and (B) the related unaudited consolidated statements of income and retained earnings for Holding and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, and (C) accompanied by a certificate of the chief financial officer of Holding, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Holding and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments) and shall contain a calculation of the financial covenants contained in Section 12 (d);
          (ii) as soon as available and in any event within 20 days after the end of each monthly fiscal period of each fiscal year, a thirteen (13) consecutive week statement of Holding and its Subsidiaries projecting prospective cash receipts and cash payments, disbursements and advances for the 13 week consecutive period beginning on the first day after such month-end; and
          (iii) as soon as available and in any event within 20 days after the end of each monthly fiscal period of each fiscal year of Holding, a schedule of REO Properties in form satisfactory to Lender.
     (d) from time to time such other information regarding the financial condition, operations, or business of the Loan Parties or any Loan Party as Lender may request;
     (e) Holding shall furnish to Lender, at the time Holding furnishes each set of financial statements pursuant to paragraphs (a),(b) and (c) above, a certificate of the chief financial officer of Holding to the effect that, to the best of such officer’s knowledge, each Loan Party, as applicable, during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default, Event of Default or Forbearance Default except as specified in such certificate (and, if any Default, Event of Default or Forbearance Default has occurred and is continuing, describing the same in reasonable detail and describing the action such Loan Party, as applicable, has taken or proposes to take with respect thereto); and
     (f) notice of any event or notice from any Governmental Authority which is reasonably likely to have or result in a Material Adverse Effect.
     11. Certain Post-Closing Deliverables.
     The Loan Parties shall comply with each requirement set forth on Schedule 11 to this Agreement within the time period specified therein (or such later date as Lender may agree in writing). Each Loan Party agrees to deliver to Lender, on a post-closing basis, the items described in Schedule 11 attached hereto, each in form and content satisfactory to Lender (the “Post-Closing Items”). Each Loan Party agrees to deliver the Post-Closing Items to Lender no later than the time periods specified in Schedule 11 (or such later date as Lender may agree in writing). The failure to deliver any Post-Closing Item by the required date shall constitute a Forbearance Default. Upon Lender’s demand therefor, each Loan Party will indemnify, protect, defend and hold harmless Lender for and against all losses, damages, and expenses incurred by Lender arising from or relating to any Loan Party’s failure to deliver any Post-Closing Item in accordance with this Agreement.
     12. Covenants.
     (a) Activities of the Trusts. No Loan Party shall permit any Trust to conduct any business, other than the holding of record title to Mortgage Loans and those activities reasonably incidental thereto. The Loan Parties shall cause (i) each Trust at all times to maintain its existence as a statutory trust under Delaware law and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and licenses material to its business, (ii) Franklin Asset and Tribeca respectively to pledge 100% of its certificate interests to Lender and direct the trustees of each trust to register each Trust Certificate (as defined in the Trust Agreements) pursuant to any Trust in Lender’s name, and (iii) each Trust to observe, perform and comply with each covenant applicable to a Loan Party under Section 12 of this Agreement. No Loan Party and no Subsidiary of any Loan Party shall, without the prior written consent of Lender, (i) transfer, convey, or assign any interest or asset to a Trust other than Record Title (as defined in the Trust Agreements) to one or more Mortgage Loans; (ii) allow or permit any Trust to release, transfer, convey, or assign any interest in any Transferred Asset (as defined in the Trust Agreements); or (iii) allow or permit any amendment, supplement, modification, alteration, or restatement of any Trust Agreement or any Trust Certificate (as defined in the Trust Agreements). Unless a Forbearance Default shall have occurred and be continuing, Lender shall not (i) sell, pledge, transfer or otherwise assign its interest in any such Trust Certificate, other than to secure obligations of Lender to any Governmental Authority having jurisdiction with respect thereto, (ii) provide direction to any trustee of any Trust or take any other action to terminate any Trust Agreement, or (iii) remove FCMC as Administrator (as defined in the Trust Agreements) of any Trust, in each instance, without the prior written consent of Holding. Notwithstanding the registration of such Trust Certificates in Lender’s name in order to perfect Lender’s Liens in such property and to enable Lender to exercise remedies under the Loan Documents, each Loan Party agrees that, regardless of such designation, subject to the terms of the Trust Agreements, Franklin Asset and Tribeca, respectively, shall possess all other indicia of ownership of such Trust Certificates, including without limitation all matters related to taxes and preparing returns regarding the same. Each Loan Party agrees that it will promptly notify Lender of any claim or demand against any Trust or any trustee of any Trust that (i) separately exceeds the sum of $100,000 or (ii) together with all other claims and demands made against any Trust or any trustee thereof exceeds the sum of $250,000 in the aggregate. Each Loan Party further agrees that it will not, without the prior written consent of Lender, which consent will not be unreasonably withheld, (i) assume any defense of any claim or demand against any Trust or any trustee under any Trust, or (ii) compromise or settle any claim or demand against any Trust or any trustee of any Trust. Each Loan Party further hereby consents to the disclosure of any occurrence of a Forbearance Default to the trustees of any Trust.

     (b) Activities of Franklin Servicing LLC. No Loan Party shall permit Franklin Servicing LLC to conduct any business, other than the servicing of loans in the states of Michigan, Illinois, and Massachusetts and any other state to which Lender has agreed in writing upon the request of Holding; provided that Franklin Servicing LLC shall conduct business activities only to the extent that FCMC does not have a valid license or other authority to conduct such business; and provided further, however, no Loan Party shall be under any contractual obligation or agreement to make cash contributions or investments in, loans and advances to, enter into any Guaranty or other accommodation for the benefit of, or contribute or transfer any property to, Franklin Servicing LLC in excess of the aggregate sum of $500,000 from and after the Forbearance Effective Date. The Loan Parties shall cause (i) Franklin Servicing LLC at all times to maintain its limited liability company existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and licenses material to its business; and (ii) Holding to pledge 100% of the Capital Stock of Franklin Servicing LLC to Lender.
     (c) Servicing. As of the Original Forbearance Effective Date, each Loan Party and Lender hereby revocably appoint and reaffirm FCMC as servicer, and FCMC hereby reaffirms its acceptance of such appointment, to act for the benefit of the Borrowers and Lender as initial servicer of the Mortgage Loans and the REO Properties owned by any Loan Party; provided, however, Lender reserves the right to terminate FCMC’s servicing of the Mortgage Loans and REO Properties (i) upon prior written notice to FCMC during the occurrence and continuance of a Forbearance Default or (ii) if Lender provides prior written notice to FCMC, that Lender has determined, in its sole discretion, that FCMC is not serving the Loans in accordance with Accepted Servicing Practices. FCMC shall service the Mortgage Loans and the REO Properties pledged to Lender pursuant to the terms of the Loan Documents and in accordance with Accepted Servicing Practices. No Loan Party shall permit any Person other than FCMC and, subject to the limitations provided in Section 12 (b) above, Franklin Servicing LLC, to service any Mortgage Loans or REO Properties (other than a sub-servicer satisfactory to Lender) in accordance with Accepted Servicing Practices, without the prior written consent of Lender.
     (d) Cash Flow Coverage. Until such time as all Tranche A Advances and Tranche B Advances are indefeasibly paid in full, Holding and each Subsidiary on a consolidated basis shall maintain as of the end of each quarterly period a ratio of Cash Flow Available for Debt Service to Debt Service of not less than 1.20 to 1.00, with such ratio being determined (i) initially as of September 30, 2008, for the period from January 1, 2008, through and including September 30, 2008 (on a year-to-date basis), and (ii) as of December 31, 2008, and continuing as of the end of each quarter thereafter, for the most recently-ended twelve consecutive (12) month period ending on such date.
“Cash Flow Available for Debt Service” shall mean for any period all Collections (which term includes without limitation all servicing fees paid in cash, net payments received in cash pursuant to Interest Rate Hedge Agreements, due diligence fees paid in cash, interest payments and dividends paid in cash and any other cash payments); provided that for the purposes of the determination of Cash Flow, each such item of Collection shall be required to be received by Lender in the Lock Box or turned over to Lender by the applicable Loan Party and deposited in one of the Blocked Accounts at Huntington, and in each instance (i)

applied to the Obligations (other than to principal of the Tranche D Advances, unless such application is accompanied by a permanent reduction thereof) or (ii) used to establish or augment any Reserves.
“Debt Service” shall mean for any period the sum of (i) Interest Expense, plus (ii) scheduled principal payments on Indebtedness. “Interest Expense” shall mean for any period total interest expense (other than PIK Interest), whether paid or accrued or due and payable (including without limitation in respect of all Advances and any Subordinated Indebtedness), plus the interest component of capital lease obligations for such period, plus all bank fees capitalized pursuant to GAAP (other than the Restructuring Fee), plus net costs under Interest Rate Hedge Agreements.
     (e) Fundamental Change. No Loan Party and no Subsidiary of any Loan Party shall enter into any transaction of merger or consolidation or amalgamation (provided that any Borrower other than an obligor on the Static Loans, upon 10 days prior notice to Lender and upon such terms or conditions which Lender may reasonably require, may merge into another Borrower) or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets other than in connection with a sale of assets, the proceeds of which shall be used to repay in full all Advances, other amounts due under this Agreement and other amounts then due and payable hereunder. No Loan Party and no Subsidiary of any Loan Party shall enter into any material change in its capital structure or any change that Lender or a third party firm of nationally recognized independent public accountants with national expertise determines could cause a consolidation of assets of any Loan Party with any other Person not a Loan Party under FIN 46, without the prior written consent of Lender, which consent will not be withheld unreasonably. No Loan Party and no Subsidiary of any Loan Party shall organize or create any Subsidiary after the Forbearance Effective Date.
     (f) Operating Expenses. No Advance under this Agreement and no Collections shall be used by Holding or any Subsidiary to pay any operating expenses of such Persons in excess of the amount of Approved Expenses.
     (g) Conduct of Business. No Loan Party and no Subsidiary of any Loan Party shall (i) originate or acquire any Mortgage Loans or other assets, (ii) perform due diligence, servicing, broker loans or participate in off-balance sheet joint ventures and special purpose vehicles (not involving the incurrence of any Indebtedness), other than as disclosed in previous filings of any Loan Party with the U.S. Securities and Exchange Commission in connection with the Reorganization, in each instance without the prior written consent of Lender, which consent shall not be withheld unreasonably. Each Loan Party shall limit its activities to such activities as are incident to and necessary or convenient to accomplish the following purposes: (i) to acquire, own, hold, pledge, finance or otherwise deal with only mortgage loans similar to the Mortgage Loans, and only real estate similar to the REO Properties, in each case, as are to be pledged to Lender pursuant to this Agreement and (ii) to sell, securitize or otherwise liquidate all or any portion of such assets in accordance with the provisions of this Agreement.

     (h) Interest Rate Hedge Agreement. At all times, the Loan Parties shall maintain in effect one or more Interest Rate Hedge Agreements with respect to the Advances and the Tribeca Advances, in an aggregate notional principal amount not less than $1,000,000,000 or such lesser amount as Lender in its sole discretion shall approve, which Interest Rate Hedge Agreements have the effect of establishing a maximum interest rate to be agreed by Lender and Holding with respect to such notional principal amount, and each such Interest Rate Hedge Agreement shall in form and substance satisfactory to Lender and with a term to be agreed by Lender and Holding.
     (i) Restricted Payments. No Loan Party shall make or declare any Restricted Payment without the prior written consent of Lender, which consent shall not be withheld unreasonably; provided that any Loan Party may make a Restricted Payment to the Loan Party which owns 100% of the Capital Stock of such Loan Party.
     (j) Limitation on Liens. No Loan Party and no Subsidiary of any Loan Party shall, nor will it permit or allow others to, create, incur or permit to exist any Lien, security interest or claim on or to any of its Property, except for (i) Liens (not otherwise permitted hereunder) that are created in connection with the purchase of fixed assets and equipment necessary in the ordinary course of such Person’s business, subject to the provisions of the Loan Documents and (ii) Liens on the Collateral created pursuant to any Loan Document.
     (k) REO Properties. Within 30 days after Lender’s request therefor at any time, the applicable Loan Party or such other Subsidiary having any REO Property shall grant to Lender a first Lien Mortgage on such Person’s REO Properties to secure the Advances pursuant to Loan Documents and other closing documents as are satisfactory to Lender; provided, however, to the extent any such transfer would require the payment of any material transfer tax or similar tax, such Loan Party and Lender may make other arrangements satisfactory to Lender. In addition, at all times after the Original Forbearance Effective Date, upon any acquisition of each REO Property, each Loan Party shall transfer all such REO Properties to a designated Loan Party or other Subsidiary satisfactory to Lender and shall provide to Lender a first and exclusive Lien on the stock of such Subsidiary and a negative pledge on all of the assets of such Subsidiary; provided, however, to the extent any such transfer would require the payment of any material transfer tax or similar tax, such Loan Party and Lender may make other arrangements satisfactory to Lender.
     (l) Lock Box; Control Accounts.
     (i) FCMC and each Borrower shall maintain an existing lock box with Lender (the “Lock Box”) or, at Lender’s discretion, blocked accounts (“Blocked Accounts”) at deposit banks satisfactory to Lender, and each Loan Party shall (i) request in writing and otherwise take such reasonable steps to ensure that all obligors under each Mortgage Loan forward all payments in respect of the related Mortgage Loans directly to the Lock Box, (ii) irrevocably instruct the bank which maintains the Lock Box to transfer to the cash collection account at Lender, on each Business Day, cleared funds in respect of all cash, checks, drafts or other similar items of payment so received in the Lock Box and (iii) deposit promptly, and in any event no later than the first Business Day after the date of receipt thereof, any cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral that are received directly by any such Loan Party (notwithstanding the requirements of clause (i) above) into one or more Blocked Accounts in such Loan Party’s name and at Lender.
     (ii) On or before the Original Forbearance Effective Date (or such later date as Lender shall consent to), each Loan Party shall cause each of the banks where any deposit account is maintained to enter into tri-party blocked account agreements with Lender and the applicable Loan Party, in form and substance acceptable to Lender. No Loan Party shall accumulate or maintain cash in any deposit accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.
     (iii) The Lock Box, Blocked Accounts and any other deposit accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Advances and all other Obligations, and in which each applicable Loan Party shall have granted a Lien to Lender, pursuant to the Security Agreement or applicable Credit Agreement.
     (iv) No Loan Party and no Subsidiary of any Loan Party shall maintain or have any operating accounts, deposit accounts, securities accounts or other account at any bank, depositary source, financial institution or financial intermediary, other than (i) the accounts set forth on Schedule 12 (l), the balances of which shall not exceed the sum of $10,000, in the aggregate, other than the Capital One account set forth on Schedule 12(l) which shall have no limit as to its account balance so long as a deposit account control agreement satisfactory to Huntington remains in full force and effect, or (ii) such other accounts approved by Lender in writing in its sole good faith discretion. Each Loan Party agrees that it will not transfer assets out of any such account other than to pay Approved Expenses.
     (m) Licenses. Each Loan Party and its respective Subsidiaries, as applicable, shall maintain and comply in all material respects with all governmental licenses and authorizations to hold and service Mortgage Loans and REO Properties, and at Lender’s request at any time, the Loan Parties or the Subsidiary of the Loan Party, as applicable, shall provide to Lender an officer’s certificates signed by Responsible Officers of the Loan Parties certifying as to the truth and accuracy of the foregoing, which certificates shall specifically include a statement that the Loan Parties and their respective Subsidiaries are in compliance with all material governmental licenses and authorizations.
     (n) Transactions with Affiliates. No Loan Party and no Subsidiary of any Loan Party shall make a payment that is not otherwise permitted by this Section to, or enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service with, any Affiliate unless such transaction is (a)

otherwise permitted under this Agreement, or (b)(i) in the ordinary course of such Person’s business and (ii) upon fair and reasonable terms no less favorable to such Person than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.
     (o) WMC Claim. FCMC and the applicable Borrowers agree to diligently pursue all of their claims and demands against WMC Mortgage Corp. and its successors and assigns (“WMC”), and agree, upon Lender’s request, to collaterally assign any commercial tort claim within ten Business Days after acquiring any interest in such claim, pursuant to Loan Documents satisfactory to Lender. FCMC and the applicable Borrowers further agree that no such party will enter into any settlement agreement with WMC without the prior written consent of Lender.
     (p) Limitation on Indebtedness. No Loan Party and no Subsidiary of any Loan Party shall incur any liabilities for Indebtedness (other than the Advances, the Letters of Credit, Subordinated Indebtedness and intercompany Indebtedness between Holding and Tribeca) or otherwise other than for trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered.
     (q) Limitation on Sale of Assets. No Loan Party shall convey, sell, lease, assign, transfer or otherwise dispose of (collectively, “Transfer”), all or any material portion of its property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired or allow any Subsidiary to Transfer any material portion or all of its assets to any Person other than a “putback” to sellers of Mortgage Loans, the proceeds of which are used to repay Advances.
     (r) Maintenance of Property; Insurance. Each Loan Party shall keep all property useful and necessary in its business in good working order and condition. FCMC, Franklin Servicing LLC, and each Trust shall maintain errors and omissions insurance and blanket bond coverage usually maintained by entities engaged in the same or similar business similarly situated in such amounts as are in effect on the Forbearance Effective Date (as disclosed to Lender in writing) and shall not reduce such coverage without the written consent of Lender, and shall maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.
     (s) Collateral Determined to be Defective. Upon discovery by any Loan Party or Lender of any breach of any material representation or warranty by a seller of Mortgage Loans constituting Collateral, the party discovering such breach shall promptly give notice of such discovery to the others.
     (t) Taxes. Each Loan Party shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained if reserves have been deemed necessary by such Person in accordance with GAAP. Holding shall cause to be paid all such taxes on behalf of each Trust.
     (u) Troubled Asset Relief or Similar Program. At any time upon request of Lender, each Loan Party agrees to engage in good faith discussions and otherwise cooperate with Lender or an applicable Governmental Authority in order to sell, assign, dispose or otherwise transfer (i) the Mortgage Loans to Lender or such applicable Governmental Authority or (ii) the Commercial Loans to an applicable Governmental Authority or a purchaser for value, in each instance in order to consummate a transaction in connection with the Troubled Asset Relief Program pursuant to the Emergency Economic Stabilization Act of 2008 or under any similar program or statute.
     13. Periodic Due Diligence Review. Each Loan Party acknowledges that Lender and each of Lender’s participants in any Advance has the right to perform continuing due diligence reviews with respect to the Collateral and the business of each Loan Party, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and each Loan Party agrees that upon reasonable (but no less than one (1) Business Day) prior notice to Holding (unless a Forbearance Default shall have occurred, in which case prior notice shall not be required), Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, make copies (including electronic copies) of, and make extracts of, the mortgage files, portfolio information, management databases, portfolio databases, internal management reports and any and all documents, records, agreements, instruments or information relating to any such information in the possession, or under the control, of any Loan Party or any custodian. Each Loan Party also shall make available to Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the mortgage files, any servicing files and any other document or information relating thereto and the Mortgage Loans, REO Properties and any other Collateral pledged hereunder. Without limiting the generality of the foregoing, each Loan Party acknowledges that Lender, at its option, has the right, at any time to conduct a partial or complete due diligence review on some or all of the Collateral, including, without limitation, ordering new credit reports, new appraisals on any related mortgaged properties and otherwise re-generating the information used to originate any Mortgage Loan, any information or databases in any Loan Party’s possession. Each Loan Party agrees to cooperate with Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such assets in the possession, or under the control, of any Loan Party. In addition, Lender has the right to perform continuing due diligence reviews of each Loan Party and its respective Affiliates, Subsidiaries, directors, officers, employees and significant shareholders. Each Loan Party and Lender further agree that all out-of-pocket costs and expenses incurred by Lender in connection with Lender’s activities pursuant to this Section shall be paid for by the Loan Parties.
     14. Joint and Several Liability.
     (a) Each Borrower accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Lender under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each Borrower to accept joint and several liability for the Obligations.
     (b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, as a surety and as a co-debtor, joint and several liability with each other Borrower, with respect to the performance of this Agreement and the payment and performance of all of the Obligations (including, without limitation, any obligations arising under this Section), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.
     (c) If and to the extent that any Borrower shall fail to make any payment with respect to any Obligation as and when due or to perform any Obligation in accordance with the terms thereof, then, in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation, as applicable.
     (d) The obligations of each Borrower under the provisions of this Section constitute the absolute and unconditional, full recourse obligations of each Borrower enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.
     (e) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advances issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, Forbearance Default or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Lender under or in respect of any Obligation, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any Obligation, the acceptance of any payment of any Obligation, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Lender in respect of any Obligation, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any Obligation or the addition, substitution or release, in whole or in part, of any Borrower or any part of the security for any Obligation. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its obligations under this Section, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Borrower under this Section shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrowers. The joint and several liability of each Borrower hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any other Borrower or Lender.
     (f) Each Borrower represents and warrants to Lender that such Borrower is currently informed of the financial condition of each other Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower hereby covenants that such Borrower will continue to keep informed of each other Borrower’s financial condition, the financial condition of other Guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.
     (g) The provisions of this Section are made for the benefit of Lender and its respective successors and assigns, and may be enforced by it from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Lender, or any or their respective successors or assigns first to marshal any claims or to exercise any rights against any other Borrower or to exhaust any remedies available against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Lender upon any insolvency proceeding of any Borrower, or otherwise, the provisions of this Section will forthwith be reinstated in effect, as though such payment had not been made.
     (h) Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Lender with respect to any Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency proceeding relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower.
     (i) Each Borrower hereby agrees that, after the occurrence and during the continuance of any Default, Event of Default or Forbearance Default, the payment of any amounts due with respect to the Indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default, Event of Default or Forbearance Default, such Borrower will not demand, sue for or otherwise attempt to collect any Indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such Indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee Lender.
     15. Cooperation of Loan Parties.
     (a) Each Loan Party agrees to take any and all actions of any kind or nature whatsoever, reasonably requested by Lender to prevent Lender from suffering any loss with respect to any Obligations owed to Lender or in respect of any Collateral or any impediment to any rights or remedies of Lender with respect to such Obligations, the Loan Documents or this Agreement (or the ability to exercise any such rights or remedies).
     (b) Further Assurances. Each Loan Party hereby agrees to execute and deliver such additional documents, instruments and agreements reasonably requested by Lender as may be reasonably necessary or appropriate to effectuate the purposes of this Agreement.
     16. The Credit Agreements and this Agreement. Notwithstanding the amendment and restatement of the Commercial Loans by this Agreement and previously by the Existing Forbearance Agreement, all amounts owing to Lender under the Credit Agreements, whether on account of principal, interest or otherwise which remain outstanding as of the date hereof are evidenced by the Notes and shall constitute Obligations owing under this Agreement and the Credit Agreements. This Agreement is not given in substitution for any Loan Document, is not payment of any amounts due by any Borrower under any Loan Document, and is in no way intended to constitute (i) a novation of any Commercial Loan or Loan Document, including without limitation the Existing Forbearance Agreement or (ii) an extension of the original maturity dates of any Commercial Loan.
     17. Use of Cash Collateral. Prior to the Forbearance Date, absent a Forbearance Default under this Agreement, Lender will permit a portion of Collections, in such amounts as determined by Lender in its good faith discretion from time to time, to be used by the Loan Parties for Approved Expenses necessary to continue the operations of the same and in accordance with the terms of this Agreement. The Loan Parties shall provide expense reconciliations on the last Business Day of the month for expenses incurred in the immediately prior month, and may request, subject to the approval of Lender in its good faith discretion, amounts in excess of the budgeted amount for anticipated operating expenses. If such reconciliation indicates that monthly expenses were less than the budgeted amount, the difference between the actual expenses and the budgeted amount shall be returned to Lender or retained and applied against the next month’s expenses, in Lender’s sole discretion. Lender shall have no obligation to advance any sums pursuant to this Agreement at any time when a set of facts or circumstances exist, which, by themselves, upon the giving of notice, the lapse of time, or any one or more of the foregoing would constitute a Forbearance Default.
     18. Sale of Collateral. Upon the earlier of (i) the Forbearance Date or (ii) the occurrence of a Forbearance Default under this Agreement, Lender shall have the right to sell, lease or otherwise dispose of any Collateral in accordance with the terms of any Loan Document, and applicable law. Each Loan Party hereby consents and agrees to such sale, lease or other disposition of any Collateral by Lender. Each Loan Party hereby waives, renounces and forever relinquishes all rights to notice prior to disposition of any Collateral required by any Loan Document, and all rights that may be waived under Article 9 of the Uniform Commercial Code, as enacted in any applicable state (and similar provisions of any applicable law of any other jurisdiction), whether such rights may be waived before or after default, including without limitation, those rights with respect to the compulsory disposition of collateral, the redemption of collateral, and the right to notice of any disposition of any Collateral. Each Loan Party further waives and forever relinquishes any and every right of redemption, including any statutory right of redemption, any equitable right of redemption, and any other right of redemption that may exist. This paragraph and the irrevocable waivers contained herein shall survive the termination of this Agreement.
     19. Terms and Conditions. Other than as expressly modified herein, all of the terms, conditions and covenants of the Credit Agreements and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects, and this Agreement shall not constitute a novation.
     20. Effect on the Loan Documents; Controlling Agreement. Upon the effectiveness of this Agreement, each reference in any Loan Document to “Forbearance Agreement,” “Credit Agreement,” “Agreement,” the prefix “herein,” “hereof,” or words of similar import, shall mean and be a reference to this Agreement as amended, restated, supplemented or otherwise modified from time to time. Except to the extent amended or modified hereby, all of the representations, warranties, terms, covenants and conditions of the Existing Forbearance Agreement, the Credit Agreements and the other Loan Documents shall remain as written originally and in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects, and nothing herein shall affect, modify, limit or impair any of the rights and powers which Lender may have hereunder or thereunder; provided that, to the extent the terms of the Existing Forbearance Agreement, any Credit Agreement or any Loan Document are inconsistent with the terms of this Agreement or any Loan Document executed in connection herewith, the terms of this Agreement or such Loan Document executed in connection herewith shall control. The amendments and supplements set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any right of Lender under, or of any other term or provisions of any Credit Agreement or any other Loan Document, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of any Loan Party which would require the consent of Lender.
     21. Headings. Section headings in this Agreement are included herein for convenience of reference only and will not constitute a part of this Agreement for any other purpose.

     22. Default. A “Forbearance Default” shall exist under this Agreement if any one or more of the following events shall have occurred, and with respect to any event, other than an event described in clause (j) or (k) below, Lender shall have provided notice to Holding of the same:
     (a) the occurrence of (i) a failure, breach or default under Section 3, 5, 6, 10, 11, or 12 of this Agreement, or (ii) an Event of Default (other than an Acknowledged Default) shall occur and be continuing under the Franklin Master Agreement; or
     (b) any breach or default of any term, condition or covenant set forth in, or any event of default (other than an Acknowledged Default) under any Loan Document not referred to in clause (a) above now or hereafter executed and delivered by any Loan Party to Lender shall occur after the date hereof and such failure to observe or perform shall continue unremedied for a period of five (5) days; or
     (c) any breach or default in performance by any Guarantor of any of the agreements, payments, terms, conditions, covenants, warranties or representations set forth in this Agreement, the FCMC Guaranty or any Guaranty; or
     (d) the occurrence of a “Forbearance Default” as defined in the Tribeca Forbearance Agreement.
     (e) any Borrower shall fail to make a payment of any principal of or interest on any Advance or any Guarantor shall fail to make a payment of any amount required to be paid by it under any Guaranty, in each case prior to the close of business on the date on which such payment is due (whether at stated maturity, upon acceleration or at mandatory prepayment or otherwise); or
     (f) any representation, warranty or certification made or deemed made in this Agreement or in any other Loan Document by any Loan Party or any certificate furnished to Lender pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; or
     (g) [Reserved].
     (h) a final judgment or judgments for the payment of money in excess of, with respect to any Loan Party, $1,000,000 in the aggregate (to the extent that it is, in the determination of Lender, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against any Loan Party by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and such Loan Party shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or
     (i) any Loan Party shall admit in writing its inability to pay its debts as such debts become due; or
     (j) any Loan Party or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or
     (k) a proceeding or case shall be commenced, without the application or consent of any Loan Party or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of any Loan Party or any such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of any Loan Party or any such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Loan Party or any such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or
     (l) this Agreement, any Note or any other Loan Document shall for whatever reason (including an event of default thereunder) be terminated (in whole or in part) or any Lien on the Collateral created by any Loan Document or any Loan Party’s obligations under this Agreement or any Guarantor’s obligations under its Guaranty shall cease to be in full force and effect, or the enforceability thereof shall be contested by any Loan Party; or
     (m) any Change of Control shall have occurred; or
     (n) any Loan Party shall grant, or suffer to exist, any Lien on any Collateral except the Liens contemplated by this Agreement; or the Liens contemplated hereby shall cease to be first priority perfected and enforceable Liens on the Collateral in favor of Lender or shall be Liens in favor of any Person other than Lender; or
     (o) any Loan Party or any Subsidiary or Affiliate of such entity shall default under, or fail to perform as required under, or shall otherwise breach the terms of any material instrument, agreement or contract between such Loan Party or such other entity, on the one hand, and Lender or any of Lender’s or any Lender’s Affiliates on the other, whether or not such default results in the acceleration or prepayment of any Indebtedness thereunder; or any Loan Party or any Subsidiary or Affiliate of such Person shall default under, or fail to perform in any material respect as requested under, the terms of any repurchase agreement, credit and security agreement or similar credit facility or agreement which provides for borrowed funds in an amount in excess of $1,000,000 which default or failure permits the acceleration or prepayment of any such Indebtedness thereunder; or
     (p) any Material Adverse Effect occurs with respect to any Loan Party or any of its respective Subsidiaries or Affiliates, or the Collateral, in each case as determined by Lender in its good faith discretion, or the existence of any other condition that, in Lender’s good faith discretion, constitutes a material impairment of the ability of any Loan Party’s ability to perform its obligations under this Agreement, any Note or any other Loan Document or any Guarantor’s ability to perform its obligations under its Guaranty.
     23. Remedies.
     (a) Upon the occurrence of one or more Forbearance Defaults other than those referred to in Section 22(j) or (k), Lender may (i) immediately declare the principal amount of all Advances then outstanding to be immediately due and payable, together with all interest accrued thereon and all other amounts due under this Agreement, the Notes and any other Loan Document; provided, that upon the occurrence of a Forbearance Default referred to in Sections 22(j) or (k), such amounts shall immediately and automatically become due and payable without any further action by any Person, (ii) exercise, in addition to all other rights and remedies granted to it in this Agreement, the rights and remedies provided for under the Security Agreement, any Credit Agreement, and (iii) exercise, in addition to all other rights and remedies granted to it in this Agreement, the rights and remedies provided for under applicable law or equity. Upon such declaration or such automatic acceleration, the unpaid balance of all Advances then outstanding and all other amounts due under this Agreement and the other Loan Documents shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Loan Party, and Lender may thereupon exercise any rights and remedies, hereunder and under the other Loan Documents including, but not limited to, the transfer of servicing or the liquidation of the Collateral on a servicing released basis. To the extent permitted by applicable law, each Loan Party waives all claims, damages and demands it may acquire against Lender arising out of the exercise by Lender of any of its rights hereunder or under any other Loan Documents, other than those claims, damages and demands arising from the gross negligence, bad faith or willful misconduct of Lender. Upon the occurrence of one or more Forbearance Defaults, Lender shall have the right to obtain physical possession of the servicing records and all other files of any Loan Party relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of any Loan Party, any servicer, or any third party acting for any Loan Party or any servicer, and each Loan Party and each servicer shall deliver to Lender such assignments and other documents as Lender shall request. Lender shall be entitled to specific performance of all agreements of each Loan Party and each servicer contained in this Agreement and any other Loan Document.
     (b) If a Forbearance Default shall occur and be continuing, Lender may, at its option, enter into one or more Interest Rate Hedge Agreements covering all or a portion of the Mortgage Loans pledged under any Loan Document, and the Loan Parties shall be responsible for all damages, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) of any kind which may be imposed on, incurred by or asserted against Lender relating to or arising out of such Interest Rate Hedge Agreements, including without limitation any losses resulting from such Interest Rate Hedge Agreements.
     (c) Any money or property collected or otherwise received by Lender in connection with the exercise of its rights and remedies under this Agreement (including, without limitation, any money or property received in respect of a liquidation of any Collateral) shall be applied by Lender in the order of priority set forth in Section 5(d).
     24. Waiver and Release of All Claims and Defenses; Communications.
     (a) Each Loan Party, for itself and its respective successors and assigns, agents, employees, officers and directors, hereby forever waive, relinquish, discharge and release all defenses and Claims of every kind or nature, whether existing by virtue of state, federal, or local law, by agreement or otherwise, against (i) Lender, its successors, assigns, directors, officers, shareholders, agents, employees and attorneys, and (ii) all participants in any Commercial Loans or Advances, such participants’ successors, assigns, directors, officers, shareholders, agents, employees and attorneys, (iii) any obligation evidenced by any Credit Agreement, any promissory note, instrument or other Loan Document in connection therewith, and (iv) any Collateral, in each instance, which any Loan Party, may have or may have made at any time up through and including the date of this Agreement, including without limitation, any affirmative defenses, counterclaims, setoffs, deductions or recoupments, by any Loan Party. “Claims” means all debts, demands, actions, causes of action, suits, dues, sums of money, accounts, bonds, warranties, covenants, contracts, controversies, promises, agreements or obligations of any kind, type or description, and any other claim or demand of any nature whatsoever, whether known or unknown, accrued or unaccrued, disputed or undisputed, liquidated of contingent, in contract, tort, at law or in equity, which any Loan Party ever had, claimed to have, now has, or shall or may have. The term “Claims” also includes all causes of action, liabilities and rights arising under or by virtue of any Credit Agreement, promissory note or other document or any transaction entered into in connection therewith. Nothing contained in this Agreement prevents enforcement of this waiver and release.
     (b) Each party to this Agreement acknowledges and agrees that one purpose of this Agreement is to facilitate the resolution of the Acknowledged Defaults and that, consistent with such purpose, no part of any oral or written communications between or among any Loan Party or Lender regarding the transactions contemplated in this

Agreement, exclusive of this written Agreement itself (collectively, “Communications”), shall be utilized or deemed to be admissible as evidence in any litigation involving any party to this Agreement. Communications shall be deemed to constitute “compromise negotiations,” and not to constitute evidence that is “discoverable,” as those phrases are used in the Federal Rules of Evidence and any applicable state rules of evidence, and no Communications shall be deemed to constitute evidence that is otherwise admissible for any other purpose.
     (c) The release and communication provisions provided by paragraphs (a) and (b) of this Section, shall survive and continue in full force and effect notwithstanding the occurrence of a Forbearance Default under the terms of this Agreement or the termination of this Agreement.
     25. Setoff. In addition to any rights now or hereafter granted under applicable law or this Agreement and not by way of limitation of any such rights, upon the occurrence of any Forbearance Default, each of Lender and any participant in any Advance is hereby authorized by each Loan Party, at any time or from time to time, without notice to any Loan Party or any other person or entity, any such notice being hereby expressly waived, to setoff, appropriate and apply against any Obligation owing to Lender or such participant from any Loan Party, in such order as Lender in its sole discretion shall determine, any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts), and any other Indebtedness at any time owing by Lender or any such participant to any Loan Party, including, but not limited to, all claims of any nature or description arising out of or connected with any Credit Agreement, any Loan Document or this Agreement, regardless of whether or not Lender or such participant shall have made any demand under any such document or otherwise.
     26. Indemnification. In addition to any other obligations of indemnification, each Loan Party hereby jointly and severally assumes responsibility and liability for, and hereby holds harmless and indemnifies Lender, its successors, assigns, directors, officers, shareholders, agents, employees and attorneys, any participants in any Commercial Loan or Advance, such participants’ successors, assigns, directors, officers, shareholders, agents, employees and attorneys (each an “Indemnified Party”) from and against, any and all, by way of example but without limitation, liabilities, demands, obligations, injuries, costs, damages (direct, indirect or consequential), awards, loss of interest, principal or any portion of the Obligations, charges, expenses, payments of money and reasonable attorneys’ fees, incurred or suffered, directly or indirectly, by an Indemnified Party or asserted against an Indemnified Party, by any person or entity whatsoever, including any Loan Party, arising out of this Agreement, or any document executed in connection herewith, or the exercise of any right or remedy, including the realization, disposition or sale of any Collateral, or any portion thereof, or the exercise of any right in connection therewith, or any actions taken by an indemnified party in connection with this Agreement or the transactions contemplated by this Agreement, for which an Indemnified Party may be liable, for any reason whatsoever except for such an Indemnified Party’s own acts of gross negligence or willful misconduct. The indemnification provisions provided by this Section shall survive and continue in full force and effect notwithstanding the occurrence of a Forbearance Default under the terms of this Agreement or the termination of this Agreement.
     27. Consent to Relief from Automatic Stay. Each Loan Party hereby agrees that if any such party, individually or jointly, shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under the Bankruptcy Code, (ii) be the subject of any order for relief issued under the Bankruptcy Code, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iv) seek consent to or acquiesce in the appointment of any trustee, receiver, conservator, or liquidator, (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against any Loan Party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy and insolvency, or relief for debtors, Lender shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or from any other stay or suspension of remedies imposed in any other manner with respect to the exercise of the rights and remedies otherwise available to Lender under the terms of this Agreement and the Notes and the Loan Documents. Each Loan Party agrees that upon the occurrence of a Forbearance Default hereunder Lender shall be entitled to appointment of a receiver for any Collateral.
     28. Notice. All notices or demands hereunder to parties hereto shall be sufficient if made in writing and sent and confirmed by facsimile, or if sent by prepaid overnight courier addressed as applicable to Lender or Holding for itself and each Borrower at the address set forth below such party’s signature line to this Agreement, and such delivery will be deemed complete on the next business day. Notice to Holding shall be deemed notice to each other Loan Party as well.
     29. Amendments. This Agreement may not be amended or modified except in a writing signed by Lender and each Loan Party.
     30. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each Loan Party and Lender and their respective successors, and assigns; provided, however, that the foregoing shall not authorize any assignment by any Loan Party of its rights or duties hereunder. Lender does not undertake to give or to do or refrain from doing anything directly to or for the benefit of any person other than a Loan Party and, with respect to any Loan Party, other than as described herein. Although third parties may incidentally benefit from this Agreement, there are no intended beneficiaries other than each Loan Party and Lender.
     31. Indulgence; Modifications. No delay or failure of Lender to exercise any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of Lender hereunder are cumulative and are not exclusive of any rights or remedies which Lender would otherwise have except as modified herein. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement, the Credit Agreements or the Loan Documents, nor any consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by or on behalf of Lender.
     32. Waivers Voluntary. The releases and waivers contained in this Agreement are freely, knowingly and voluntarily given by each party, without any duress or coercion, after each party has had opportunity to consult with its counsel and has carefully and completely read all of the terms and provisions of this Agreement.
     33. Governing Law and Venue. This Agreement is made in the State of Ohio and the validity of this Agreement, any documents incorporated herein or executed in connection herewith, and (notwithstanding anything to the contrary therein) the Credit Agreements and other Loan Documents, and the construction, interpretation and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of Ohio, without regard to principles of conflicts of law. The parties agree that all actions or proceedings arising in connection with this Agreement, any documents incorporated herein or executed in connection herewith, the Credit Agreements, and the other Loan Documents shall be tried and litigated only in the Federal District Court for the Southern District of Ohio or the state courts of Franklin County, Ohio. The parties hereto waive any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section. Service of process, sufficient for personal jurisdiction in any action against any Loan Party, may be made by registered or certified mail, return receipt requested, to the address set forth below such party’s signature to this Agreement.
     34. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.
     35. Severability. Should any part, term or provision of this Agreement be by the courts decided to be illegal, unenforceable or in conflict with any law of the state of Ohio, federal law or any other applicable law, the validity and enforceability of the remaining portions or provisions of this Agreement shall not be affected thereby.
     36. Construction; Conflict. This Agreement shall be deemed to be drafted by all parties hereto and shall be construed without regard to any presumption or rule requiring that it be construed against the party initiating the drafting hereof. In the event of any conflict or discrepancy between the terms of this Agreement and any of the other Loan Documents, the terms of this Agreement shall supersede any such conflicting provision. In addition, from and after the Original Forbearance Effective Date, all affirmative, negative and reporting covenants contained in the Franklin Warehousing Agreement and the Franklin Term Loan Agreement shall be superseded by the covenants in this Agreement.
     37. WAIVER OF A JURY TRIAL. LENDER AND EACH LOAN PARTY ACKNOWLEDGE AND AGREE THAT THERE MAY BE A CONSTITUTIONAL RIGHT TO

A JURY TRIAL IN CONNECTION WITH ANY CLAIM, DISPUTE OR LAWSUIT ARISING BETWEEN OR AMONG THEM, BUT THAT SUCH RIGHT MAY BE WAIVED. ACCORDINGLY, EACH PARTY, IN CONSIDERATION OF THE CONSIDERATION EXCHANGED IN THIS AGREEMENT, AGREES THAT NOTWITHSTANDING ANY CONSTITUTIONAL RIGHT IN THIS COMMERCIAL MATTER, EACH PARTY BELIEVES AND AGREES THAT IT SHALL BE IN ITS BEST INTEREST TO WAIVE SUCH RIGHT, AND, ACCORDINGLY, HEREBY WAIVES SUCH RIGHT TO A JURY TRIAL, AND FURTHER AGREES THAT THE BEST FORUM FOR HEARING ANY CLAIM, DISPUTE OR LAWSUIT, IF ANY, ARISING IN CONNECTION WITH THIS AGREEMENT, THE CREDIT AGREEMENTS, ANY LOAN DOCUMENT OR THE RELATIONSHIP BETWEEN LENDER AND ANY LOAN PARTY SHALL BE A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.
     38. Integration. This Agreement and the other Loan Documents are intended by the parties as the final expression of their agreement and therefor incorporate all negotiations of the parties hereto and are the entire agreement of the parties hereto. Each Loan Party acknowledges that it is relying on no written or oral agreement, representation, inducement, warranty, or understanding of any kind made by Lender or any employee or agent of Lender, except for the agreements by Lender set forth herein or in the other Loan Documents.
     39. Reversal of Payments. If Lender receives any payments or proceeds of any Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be paid to a trustee, debtor-in-possession, receiver or any other party under any bankruptcy law, common law, equitable cause or otherwise, then, to such extent, the obligations or part thereof intended to be satisfied by such payments or proceeds shall be reserved and continue as if such payments or proceeds had not been received by Lender.
     40. Expenses. Each Loan Party shall reimburse Lender and any participant in any Commercial Loan or Advance promptly upon demand for all costs and expenses, including without limitation, expenses of appraisers and other advisors with respect to any Collateral or the business of any Loan Party, reasonable attorneys’ fees and expenses (including the fees of Lender’s inside counsel), expended or incurred by Lender in any arbitration, judicial reference, legal action or otherwise in connection with (i) the negotiation, preparation, amendment and enforcement of this Agreement and any Loan Document, including without limitation, during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Lender’s rights, remedies and obligations under this Agreement or any Loan Document, whether or not any form of legal proceeding has commenced, (ii) collecting any sum which becomes due Lender under this Agreement or any Loan Document, (iii) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, (iv) the protection, preservation or enforcement of any rights or remedies of Lender, any Collateral, whether or not any form of legal proceedings is commenced, or (v) any action necessary to defend, protect, assert, or preserve any of Lender’s rights or remedies as a result of or related to any case or proceeding under the Bankruptcy Code, or any similar law of any jurisdiction. All of such costs and expenses shall bear interest from the time of demand at the highest rate then in effect under this Agreement.

     41. Patriot Act Notice. Lender hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L. 10756, signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Party and other information that will allow Lender to identify any Loan Party in accordance with the Act.
[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, Lender and each Loan Party have executed this Agreement as of the date set forth above.

EACH BORROWER LISTED ON SCHEDULE 1 ATTACHED HERETO:

By:	/s/ Alexander Gordon Jardin
Name: Alexander Gordon Jardin
Title: as Chief Executive Officer of, and on behalf of, each Borrower listed on Schedule 1 attached hereto.

Address for Notices:
101 Hudson St., 25th Floor
Jersey City, New Jersey 07302
Fax: 201-604-4400
Attention: General Counsel

With a copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Fax: 212-715-8346
Attention: J. Michael Mayerfeld

FRANKLIN CREDIT MANAGEMENT CORPORATION

By:	/s/ Thomas J. Axon
Name: Thomas J. Axon
Title: President

Address for Notices

Same as above
First Amended and Restated Forbearance Agreement and Amendment to Credit Agreements

FRANKLIN CREDIT ASSET CORPORATION

By:	/s/ Alexander Gordon Jardin
Name: Alexander Gordon Jardin
Title: Chief Executive Officer

Address for Notices

Same as above

FRANKLIN CREDIT HOLDING CORPORATION

By:	/s/ Thomas J. Axon
Name: Thomas J. Axon
Title: President

Address for Notices

Same as above
First Amended and Restated Forbearance Agreement and Amendment to Credit Agreements

THE HUNTINGTON NATIONAL BANK

By:	/s/ Alan D. Seitz
Name: Alan D. Seitz
Title: Senior Vice President

Address for Notices:

The Huntington National Bank
2361 Morse Road
NC3W67
Columbus, Ohio 43229
Attn: Special Assets
Fax: (614) 480-3795

With a copy to:
Porter Wright Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
Attn: Jack R. Pigman and Timothy E. Grady
Fax: (614) 227-2100
First Amended and Restated Forbearance Agreement and Amendment to Credit Agreements

SCHEDULE 1	Franklin Borrowers
FCMC 2000 B CORP.
FCMC 2000 C CORP.
FCMC 2000 D CORP.
FCMC 2001 A CORP.
FCMC 2001 B CORP
FCMC 2001 C CORP.
FCMC 2001 D CORP.
FCMC 2001 E CORP.
FCMC 2001 F CORP.
FCMC 2002 A CORP.
FCMC 2002 B CORP.
FCMC 2002 C CORP.
FCMC 2002 D CORP.
FCMC 2002 E CORP.
FCMC 2002 F CORP.
FCMC 2002 G CORP.
FCMC 2002 H CORP.
FCMC 2003 A CORP.
FCMC 2003 B CORP.
FCMC 2003 C CORP.
FCMC 2003 D CORP.
FCMC 2003 E CORP.
FCMC 2003 F CORP.
FCMC 2003 G CORP.
FCMC 2003 H CORP.
FCMC 2003 I CORP.
FCMC 2003 J CORP.
FCMC 2003 K CORP.
FCMC 2004 A CORP
FCMC 2004 B CORP.
FCMC 2004 C CORP.
FCMC 2004 D CORP.
FCMC 2004 E CORP.
FCMC 2004 F CORP.
FCMC 2004 G CORP.
FCMC 2004 H CORP.
FCMC 2004 I CORP.
FCMC 2004 J CORP.
FCMC 2004 K CORP.
FCMC 2004 L CORP.
FCMC 2004 M CORP.
FCMC 2005 A CORP.
FCMC 2005 B CORP.
FCMC 2005 C CORP.
FCMC 2005 D CORP.
FCMC 2005 E CORP.

SCHEDULE 1	Franklin Borrowers
FCMC 2005 F CORP.
FCMC 2005 G CORP.
FCMC 2005 H CORP.
FCMC 2005 I CORP.
FCMC B-ONE 2004 A CORP.
FCMC B-ONE 2004 B CORP.
FCMC B-ONE 2004 C CORP.
FCMC B-ONE 2004 D CORP.
FCMC B-ONE 2004 E CORP.
FCMC B-ONE 2004 F CORP.
FLOW 2000A CORP.
FLOW 2000B CORP.
FLOW 2000C CORP.
FLOW 2000D CORP.
FLOW 2000E CORP.
FLOW 2000F CORP.
FLOW 2001 A CORP.
FLOW 2001 B CORPORATION
FLOW 2001 C CORPORATION
FLOW 2001 D CORP
FLOW 2001 E CORPORATION
FLOW 2001 F CORPORATION
FLOW 2001 G CORPORATION
FLOW 2001 H CORP.
FLOW 2001 I CORP.
FLOW 2001 J CORP.
FLOW 2001 K CORP
FLOW 2001 L CORP.
FLOW 2002 A CORP.
FLOW 2002 B CORP.
FLOW 2002 C CORP.
FLOW 2002 D CORP.
FLOW 2002 E CORP.
FLOW 2002 F CORP.
FLOW 2002 G CORP.
FLOW 2002 H CORP.
FLOW 2002 I CORP.
FLOW 2002 J CORP.
FLOW 2002 K CORP.
FLOW 2002 L CORP.
FLOW 2003 A CORP.
FLOW 2003 B CORP.
FLOW 2003 C CORP.
FLOW 2003 D CORP.
FLOW 2003 E CORP.
FLOW 2003 F CORP.

SCHEDULE 1	Franklin Borrowers
FLOW 2003 G CORP.
FLOW 2003 H CORP.
FLOW 2003 I CORP.
FLOW 2003 J CORP.
FLOW 2003 K CORP.
FLOW 2003 L CORP.
FLOW 2003 M CORP.
FLOW 2004 A CORP.
FLOW 2004 B CORP.
FLOW 2004 C CORP.
FLOW 2004 D CORP.
FLOW 2004 E CORP.
FLOW 2004 F CORP.
FLOW 2004 G CORP.
FLOW 2004 H CORP.
FLOW 2004 I CORP.
FLOW 2005 A CORP.
FLOW 2005 B CORP.
FLOW 2005 C CORP.
FLOW 2005 D CORP.
FLOW 2005 E CORP.
FLOW 2005 F CORP
FLOW 2005 G CORP
FLOW 2005 H CORP
FLOW 2005 I CORP
FLOW 2005 J CORP
FLOW 99-70 CORP.
FLOW 99-76 CORP.
FLOW 99-88 CORP.
FLOW 99-92 CORP.
CAL SECOND 49 CORPORATION
CAPE 77 CORP.
COAST 56 CORPORATION
COAST 62 CORPORATION
EMERGE 64 CORPORATION
JACKSON UNION 28 CORPORATION
MORGAN 85 CORP.
PANCAL 93 CORP.
PARK 86 CORP.
PARK 94 CORP.
SHELTON 46 CORPORATION
NEW HAVEN 40 CORPORATION
FIRSTGOLD 69 CORP.
ACCU 95 CORP.
ACCU 99 CORP.
ACREDIT 75 CORP.

SCHEDULE 1	Franklin Borrowers
ARK 38 CORPORATION
BEACH FUNDING CORP.
BRANFORD 55 CORPORATION
CAPT 47 CORPORATION
CENTURY 78 CORP.
COAST 74 CORP.
COAST 96 CORP.
DAPT 51 CORPORATION
EMGOLD 67 CORP.
EMOD 65 CORP.
EMSEC 66 CORP.
ERICSSON ASSOCIATES INC.
FIRSTCO 80 CORP.
FORT GRANITE 44 CORPORATION
FREE 73 CORP.
FREE 81 CORP.
GARFIELD 48 CORPORATION
GREEN 89 CORP.
GREENWICH FIRST CORPORATION
GREENWICH FUNDING CORPORATION
GREENWICH MANAGEMENT CORPORATION
HARRISON FINANCIAL CORPORATION
HOME FED 57 CORPORATION
IVY CITY 72 CORP.
JERSEY 45 CORPORATION
KEARNY 39 CORPORATION
KEARNY 61 CORPORATION
MADISON 54 CORPORATION
MASS FED 29 CORPORATION
MODGOLD 68 CORP.
NEW HAVEN 53 CORPORATION
NEW HAVEN 63 CORPORATION
NORTH FORK 41 CORPORATION
NY APT. 33 CORPORATION
PAN CAL 98 CORP.
PANCAL 82 CORP.
PARK 97 CORP.
PENN 100B CORP.
PENN 100 CORP.
POINT 91 CORP.
RAPID POINT 60 CORPORATION
ST. PETE 43 CORPORATION
TAMPA 79 CORP.
VANTAGE 90 CORP.
WELL 84 CORP.
WFB 83 CORP.

SCHEDULE 1	Franklin Borrowers
STATES 87 CORP.
FCMC 2005 J CORP.
FCMC 2005 K CORP.
FCMC 2005 L CORP.
FCMC 2005 M CORP.
FCMC 2005 N CORP.
FCMC 2005 O CORP.
FCMC 2005 P CORP.
FCMC 2005 Q CORP.
FCMC 2005 R CORP.
FCMC 2005 S CORP.
FCMC 2006 A CORP.
FCMC 2006 B CORP.
FCMC 2006 C CORP.
FCMC 2006 D CORP.
FCMC 2006 E CORP.
FCMC 2006 F CORP.
FCMC 2006 G CORP.
FCMC 2006 H CORP.
FCMC 2006 I CORP.
FCMC 2006 J CORP.
FCMC 2006 K CORP.
FCMC 2006 L CORP.
FCMC 2006 M CORP.
FCMC 2006 N CORP.
FCMC 2006 O CORP.
FCMC 2006 P CORP.
FCMC 2006 Q CORP.
FCMC 2006 R CORP.
FCMC 2006 S CORP.
FCMC 2006 T CORP.
FCMC 2006 U CORP.
FCMC 2006 V CORP.
FCMC 2006 W CORP.
FCMC 2006 X CORP.
FCMC 2006 Y CORP.
FCMC 2006 Z CORP.
FCMC 2007 A CORP.
FCMC 2007 B CORP.
FCMC 2007 C CORP.
FCMC 2007 D CORP.
FCMC 2007 E CORP.
FCMC 2007 F CORP.
FCMC 2007 G CORP.
FCMC 2007 H CORP.
FCMC 2007 H CORP.

SCHEDULE 1	Franklin Borrowers
FCMC 2007 I CORP.
FCMC 2007 J CORP.
FCMC 2007 K CORP.
FCMC 2007 L CORP.
FCMC 2007 M CORP.
FCMC 2007 N CORP
FCMC 2007 O CORP.
FCMC 2007 P CORP.
FCMC 2007 Q CORP.
FCMC 2007 R CORP.
FCMC 2007 S CORP.
FCMC 2007 T CORP.
FCMC 2007 U CORP
FCMC 2007 V CORP.
FCMC 2007 W CORP.
FCMC 2007 X CORP.
FCMC 2007 Y CORP.
FCMC 2007 Z CORP
FCMC 2007 AA CORP.
FCMC 2007 AB CORP.
FCMC 2007 AC CORP.
FLOW 2006 A CORP.
FLOW 2006 B CORP.
FLOW 2006 C CORP.
FLOW 2006 D CORP.
FLOW 2006 E CORP.
FLOW 2006 F CORP.
FLOW 2006 G CORP.
FLOW 2006 H CORP.
FLOW 2007 A CORP.
FLOW 2007 B CORP
FLOW 2007 C CORP.
FLOW 2007 D CORP.
RONTEX CORPORATION
SIX HARRISON CORPORATION
HARRISON FIRST CORPORATION
HARRISON FINANCIAL ASSOCIATES, INC.
HARRISON FUNDING CORPORATION
FCMC Corporate Refinance
FLOW PURCHASE 98 CORPORATION
TRIBECA LENDING CORP.
RONTEXT 1617 CORPORATION
RONTEX 1617 CORPORATION
JUNIPER CORP.
NEWPORT 50 CORPORATION
FORT 100 CORPORATION

SCHEDULE 1	Franklin Borrowers
FORT 100 B CORPORATION
SIX HARRISON CORPORATION
HUDSON MANAGEMENT CORPORATION
TRIBECA FUNDING CORPORATION
EMGOLD 57 CORP.
ISLAND 52 CORPORATION
NEW HAVEN 58 CORPORATION
NORWICH 42 CORPORATION
FLOW 2007 E CORP.
FRANKLIN CREDIT ASSET CORPORATION

EXHIBIT 7(f)
CLOSING MEMORANDUM
FIRST AMENDED AND RESTATED FORBEARANCE AGREEMENTS WITH
FRANKLIN CREDIT MANAGEMENT CORPORATION AND
TRIBECA LENDING CORP., et al.
THE HUNTINGTON NATIONAL BANK, LENDER
C/M # 0038006-169945

I.	HUNTINGTON PARTIES:

HNB:

	The Huntington National Bank	Alan D. Seitz, Senior Vice President
	(“Lender” or “HNB”)	(614) 480-5355
	2361 Morse Road (NC3W67)	(614) 480-480-3795 (Fax)
	Columbus, OH 43229	e-mail: alan.seitz@huntington.com

Blake Sousa
(614) 480-5320
(614) 480-3795 (Fax)
e-mail: blake.sousa@huntington.com

	41 South High Street	Richard A. Cheap, Executive Vice President
	Columbus, OH 43215	(614) 480-4647
	(HC1002)	(614) 480-5485 (Fax)
e-mail: Richard.cheap@huntington.com

	(HCO523)	Larry D. Case, Senior Vice President
(614) 480-4891
(614) 480-5404 (Fax)
e-mail: larry.case@huntington.com

Daniel W. Morton, Senior Vice President
(614) 480-5760
(614) 480-5404 (Fax)
e-mail: dan.morton@huntington.com

Michael R. Cross, Senior Vice President
(614) 480-4498
(614) 480-3795 (Fax)
e-mail: michael.cross@huntington.com

Attorneys for HNB:

	PORTER, WRIGHT, MORRIS & ARTHUR LLP	Timothy E. Grady, Esq.
	(“PWMA”)	(614) 227-2105
	41 South High Street, 31st Floor	(614) 227-2100 (Fax)
	Columbus, OH 43215	e-mail: tgrady@porterwright.com

Jack R. Pigman, Esq.
(614) 227-2119
(614) 227-2100 (Fax)
e-mail: jpigman@porterwright.com

Andrew M. Bojko, Esq.
(614) 227-2007
(614) 227-2100 (Fax)
e-mail: abojko@porterwright.com

Susan E. Portwood (paralegal)
(614) 227-2173
(614) 227-2100 (Fax)
e-mail: sportwood@porterwright.com

II.	ADDITIONAL LENDER PARTIES:

	M & I Marshall & Ilsley Bank, a Wisconsin	Mark Schaus
	state-chartered bank (“M&I”)	e-mail: Mark.Schaus@micorp.com

Thomas Johnson
e-mail: Thomas.Johnson@micorp.com

Tom O’Neill
e-mail: Tom.O’Neill@micorp.com

Attorneys for M&I:

	Michael Best & Friedrich	Thor Lundgren, Esq.
e-mail: KTLundgren@michaelbest.com

Brent Stork, Esq.
e-mail: BAStork@michaelbest.com

	BOS (USA) Inc., a Delaware corporation (“BOS”)	Christine Renard
e-mail: christinerenard@bankofscotlandusa.com

A. L. Uluatam
e-mail: aluluatam@bankofscotlandusa.com
Attorneys for BOS:

III.	BORROWER/GUARANTOR PARTIES:

Borrowers:

Franklin Credit Management Corporation,	Kevin P. Gildea, Esq.
a Delaware corporation (“FCMC”) and	(201) 604-1800, Ext. ___
Subsidiaries (the “Franklin Borrowers”)	(201) 604-4505
101 Hudson Street, 25th Floor	(201) 604-1818 (Fax)
Jersey City, NJ 07302	e-mail: kgildea@franklincredit.com

Organizational No.: 2152904

Tribeca Lending Corp., a New York
Corporation (“Tribeca”) and Subsidiaries
(together with Tribeca, the “Tribeca Borrowers”)
6 Harrison Street
New York, NY 10013

Organizational No.: None

Franklin Credit Asset Corporation,
a Delaware corporation (“Asset”)

101 Hudson Street, 25th Floor
Jersey City, NJ 07302
Organizational No.: 4601231

Guarantors:

FCMC
(see Borrower section above)

Franklin Credit Holding Corporation,
a Delaware corporation (“Holding”)
101 Hudson Street
Jersey City, NJ 07302
Organizational No.: 4581520

[FRANKLIN CREDIT TRUST SERIES I], a Delaware
statutory trust (“Franklin Trust”)

101 Hudson Street, 25th Floor
Jersey City, NJ 07302
Organizational No.: [

[TRIBECA LENDING TRUST SERIES I], a Delaware
statutory trust (“Tribeca Trust” and together
with Franklin Trust, collectively, the “Trusts”)

101 Hudson Street, 25th Floor
Jersey City, NJ 07302
Organizational No.: [

Related Borrower Parties:

Franklin Credit Loan Servicing, LLC, a
Delaware limited liability company (“Franklin
Servicing LLC”)

101 Hudson Street, 25th Floor
Jersey City, NJ 07302
Organizational No.: 4588487

Attorneys for Borrowers and Guarantors:

	Thacher Proffitt & Wood LLP (“TPW”)	Stephen F. Ornstein, Esq.
	1700 Pennsylvania Ave, NW	(202) 347-8400
	Washington, DC 20006	(202) 626-1930 (Fax)
e-mail: sornstein@tpw.com

Matthew Dyckman
(202) 626-5647
(202) 626-1930 (Fax)
e-mail: mdyckman@tpw.com

	Thacher Proffitt & Wood LLP	E. Lee Smith, Esq.
	Two World Financial Center	(212) 912-7659
	New York, NY 10281	(212) 912-7751 (Fax)
e-mail: esmith@tpw.com

Matthew S. Yoon, Esq.
(212) 912-7584
(212) 912-7751 (Fax)
e-mail: myoon@tpw.com

	Kramer Levin Naftalis & Frankel LLP (“KLNF”)	J. Michael Mayerfeld
	1177 Avenue of the Americas	Partner
	New York, NY 10036	(212) 715-9346
(212) 715-8346 (Fax)
e-mail: jmayerfeld@KRAMERLEVIN.com

IV.	THIRD PARTY TRUSTEES:

Deutsche Bank Trust Company Delaware, a Delaware banking corporation, as Delaware Trustee (“Delaware Trustee”)

1011 Centre Road
Suite 200
Wilmington, DE 19805
Attention: Corporate Trust Administration
(302) 636-3392
(302) 636-3399 (Fax)

Deutsche Bank National Trust Company, a national banking association, as Certificate Trustee
(“Certificate Trustee”)

1761 East St. Andrew Place
Santa Ana, CA 92705-4934
Attention: Trust Administration – FM0801
(714) 247-6000
(714) 247-6478 (Fax)

Attorneys for Third Party Trustees:	[TBD]

	Responsible	Document
Document	Party	Number	Signatories
A. FRANKLIN LOAN DOCUMENTS

1. First Amended and Restated Forbearance Agreement and Amendment to Credit Agreements	PWMA	1455771	FCMC, FCMC Borrowers, Holding, Asset,
Exhibit 7(f) – Closing Memorandum	PWMA	1452129	—
Schedule 1 – FCMC Borrowers	PWMA	1407135	—
Schedule 3 – Tranche Principal Balances	HNB	1460903	—
Schedule 6 – Existing Letters of Credit	HNB	1460889	—
Schedule 9(e) – Other Indebtedness	FCMC	1460788	—
Schedule 11 – Post-Closing Items	PWMA	In 1455771	—
Schedule 12(l) – Deposit Accounts, Security Accounts and Investments	FCMC	In 1455771	—
Other Schedules/Exhibits to be identified	PWMA/ FCMC		—

2. Guaranty made by Holding in favor of Lender in connection with loans to FCMC Borrowers	PWMA	1457093	Holding

3. Guaranty made by Franklin Trust in favor of Lender in connection with loans to FCMC Borrowers	PWMA	1459643	Franklin Trust

4. Guaranty made by Tribeca Trust in favor of Lender in connection with loans to FCMC Borrowers	PWMA	1463992	Tribeca Trust

5. Joinder No. 3 to Franklin Security Agreement dated November 15, 2007 by Holding and Asset	PWMA	1451997	Holding, Asset,
Schedule 1 - State of Incorporation; Principal Executive Office	FCMC
Schedule 2 - Pledged Collateral	FCMC
Schedule 3 - Filings	FCMC
Schedule 4 - Location of Inventory and Equipment	FCMC
Schedule 5 - Intellectual Property	FCMC
Schedule 6 - Deposit Accounts; Securities Accounts	FCMC
Schedule 7 - Commercial Tort Claims	FCMC
Schedule 8 - Permitted Liens	FCMC

6. Security Agreement by Franklin Trust	PWMA	1459657	Franklin
Schedule 1 - State of Incorporation; Principal Executive Office	FCMC		Trust
Schedule 2 - Pledged Collateral	FCMC
Schedule 3 - Filings	FCMC

	Responsible	Document
Document	Party	Number	Signatories
Schedule 4 - Location of Inventory and Equipment	FCMC
Schedule 5 - Intellectual Property	FCMC
Schedule 6 - Deposit Accounts; Securities Accounts	FCMC
Schedule 7 - Commercial Tort Claims	FCMC
Schedule 8 - Permitted Liens	FCMC

7. Intentionally Deleted

8. Intentionally Deleted

9. Delivery of original Stock/Unit Certificates pledged by Holding (Holding to supply copies of certificates – front and back)	Holding	—	Holding

a. FCMC
b. Asset
c. Franklin Servicing LLC
d. Tribeca Lending Corp.

10. Stock Powers/Unit Powers by Holding [PWMA as to form]	PWMA/ Borrowers	Forms 1456436	Holding; Witness
1456614

11. Delivery of original Stock Certificates pledged by Asset (Asset to supply copies of certificates – front and back )	Borrowers	—	Asset
a. Subsidiaries of Asset

12. Stock Powers by Asset	PWMA/ Borrowers	Form 1457364	Asset

13. Pledge Amendment for stock and membership interests [by Holding in FCMC, Asset, Franklin Servicing LLC and Tribeca Lending Corp., by Asset in Subsidiaries of Asset, and by FCMC in Sherbrooke and Wallace-Holland)	PWMA	1456415	FCMC, FCMC Borrowers, Holding, Asset

FCMC to complete schedules of stock and membership certificates being pledged	FCMC

14. Pledge Amendment from FCMC and Asset in respect to the Franklin Trust Certificate	PWMA	1460292	FCMC, Asset

FCMC to complete schedule of trust certificate being pledged	FCMC

15. Delivery of Original Trust Certificate	FCMC	—

16. Master Trust Agreement for Franklin Credit Trusts and other Trust documents	Borrowers	—	FCMC, Tribeca, Certificate Trustee, Delaware Trustee, [others TBD]

17. Certification of Schedule 1 (Master Trust Agreement – List of Transferred Assets) regarding Franklin	FCMC	1462548	FCMC

18. Loan Servicing Agreement	Borrower	—	FCMC; Asset and its
Subsidiaries;
Tribeca and its
Subsidiaries

19. Assignment Agreement – SWAP documents with the following exhibits:	HNB/	HNB Doc	FCMC; Holding;
	PWMA		Lender

	Responsible	Document
Document	Party	Number	Signatories
a. Exhibit A – Interest Rate Swap Confirmation		HNB Doc
b. Exhibit B – Schedule to the 1992 ISDA Master Agreement		HNB Doc

19A Consent of M&I Marshall & Ilsley Bank	HNB	HNB Doc	M&I
19B Consent of HBI	HNB	HNB Doc	HBI
19C Swap Guaranty	PWMA	1415566	Tribeca
20. Collateral Assignment of Proprietary Leases with Wallace-Holland Owners Corp. with Exhibit A – Copy of Lease	PWMA	1459993	FCMC; Lender; Wallace-Holland

21. Collateral Assignment of Proprietary Leases with The Sherbrooke Co-Op, Inc. with Exhibit A – Copy of Lease	PWMA	1449555	FCMC; Lender; Sherbrooke

22. Stock Powers in respect to collateral assignment of FCMC’s interests in the Proprietary Lease	PWMA	1457355	FCMC

23. Delivery of original Stock Certificates pledged by FCMC (FCMC to supply copies of certificates – front and back )	FCMC	—
a. Sherbrooke
b. Wallace-Holland

B. TRIBECA LOAN DOCUMENTS

24. First Amended and Restated Tribeca Forbearance Agreement and Amendment to Credit Agreements	PWMA	1460150	Tribeca and other
			Tribeca Borrowers,
			FCMC, Holding
Exhibit 7(f) – Closing Memorandum	PWMA	1452129
Schedule 1 – Tribeca Borrowers	PWMA	1407135
Schedule 3 – Tranche Principal Balances	HNB	1460905
Schedule 9(e) – Other Indebtedness	FCMC	1460793
Schedule 11 – Post-Closing Items	PWMA	In 1460150
Schedule 12(l) – Deposit Accounts, Security Accounts and Investments	FCMC	In 1460150
Other Schedules/Exhibits to be identified	PWMA/ FCMC

25. Guaranty by Holding in favor of Lender in connection with loans to Tribeca and other Tribeca Borrowers	PWMA	1457110	Holding

26. Guaranty by Franklin Trust in favor of Lender in connection with loans to Tribeca and other Tribeca Borrowers	PWMA	1464012	Franklin Trust

27. Guaranty by Tribeca Trust in favor of Lender in connection with loans to Tribeca and other Tribeca Borrowers	PWMA	1464037	Tribeca Trust

28. Joinder No. 3 to Tribeca Security Agreement dated December 28, 2007	PWMA	1456399	Holding
Schedule 2 - State of Incorporation; Principal Executive Office	Holding
Schedule 3 - Pledged Collateral	Holding
Schedule 4 - Filings	Holding
Schedule 5 - Location of Inventory and Equipment	Holding
Schedule 6 - Intellectual Property	Holding

	Responsible	Document
Document	Party	Number	Signatories
Schedule 7 - Deposit Accounts; Securities Accounts	Holding
Schedule 8 - Commercial Tort Claims	Holding
Schedule 9 - Permitted Liens	Holding

29. Security Agreement by Tribeca Trust	PWMA	1464065	Tribeca Trust
Schedule 1 - State of Incorporation; Principal Executive Office	FCMC
Schedule 2 - Pledged Collateral	FCMC
Schedule 3 - Filings	FCMC
Schedule 4 - Location of Inventory and Equipment	FCMC
Schedule 5 - Intellectual Property	FCMC
Schedule 6 - Deposit Accounts; Securities Accounts	FCMC
Schedule 7 - Commercial Tort Claims	FCMC
Schedule 8 - Permitted Liens	FCMC

30. Intentionally Deleted

31. Intentionally Deleted

32. Pledge Amendment for the Tribeca Trust Certificates by Tribeca	PWMA	1456648	Tribeca

Tribeca to complete schedule of trust certificate being pledged	Tribeca

33. Delivery of Original Tribeca Trust Certificate	Tribeca	—

34. Master Trust Agreement and other Trust documents	Borrowers	—	FCMC, Tribeca,
Certificate
Trustee, Delaware
Trustee, [others
TBD]

35. Certification of Schedule 1 (Master Trust Agreement – List of Transferred Assets) regarding Tribeca	FCMC	1462548	FCMC

C. CLOSING REQUIREMENTS RELATED TO BOTH LOANS

36. Closing Certificate of FCMC (PWMA as to form) with the following Exhibits:	FCMC	1456664	FCMC

a. Corporate resolutions of Board of Directors authorizing execution, delivery and performance of loan documents for FCMC (PWMA as to form)	FCMC
b. Certificate of Good Standing – State of Delaware	FCMC
c. Certified Copy of Certificate of Incorporation – State of Delaware	FCMC
d. Bylaws	FCMC

37. Certification of Board of Directors of each FCMC Borrower authorizing execution, delivery and performance of loan documents (PWMA as to form)	FCMC	1456652	FCMC Borrowers

38. Closing Certificate of Tribeca (PWMA as to form) with the following Exhibits:	Tribeca	1456687	Tribeca

a. Corporate resolutions of Board of Directors authorizing execution, delivery and performance of loan documents for Tribeca (PWMA as to form)	Tribeca

	Responsible	Document
Document	Party	Number	Signatories
b. Certificate of Good Standing – State of New York	Tribeca
c. Certified Copy of Articles of Incorporation - State of New York	Tribeca
d. Bylaws	Tribeca

39. Certification of Board of Directors of each Tribeca Borrower authorizing execution, delivery and performance of loan documents (PWMA as to form)	Tribeca	1456656	Tribeca Borrowers

40. Closing Certificate of Holding (PWMA as to form) with the following Exhibits:	Holding	1457092	Holding

a. Corporate resolutions authorizing execution, delivery and performance of loan documents for Holding (PWMA as to form)	Holding
b. Certificate of Good Standing – State of Delaware	Holding
c. Certified Copy of Certificate of Incorporation – State of Delaware	Holding
d. Amended and Restated By-Laws	Holding

41. Closing Certificate of Asset (PWMA as to form) with the following Exhibits:	Asset	1457094	Asset

a. Corporate resolutions authorizing execution, delivery and performance of loan documents for Asset (PWMA as to form)	Asset
b. Certificate of Good Standing – State of Delaware	Asset
c. Certified Copy of Certificate of Incorporation – State of Delaware	Asset
d. Bylaws	Asset

42. Closing Certificate by FCMC regarding Franklin Trust (PWMA as to form) with the following Exhibits:	FCMC/	1457095	FCMC
Franklin Trust

a. Resolutions authorizing execution, delivery of loan documents for Franklin Trust (PWMA as to form)	Trust
b. Certificate of Good Standing – State of Delaware	Trust
c. Certified Copy of Certificate of Trust - State of Delaware	Trust
d. Master Trust Agreement [other Trust documents]	Trust
43. Closing Certificate by Tribeca regarding Tribeca Trust (PWMA as to form) with the following Exhibits:	Tribeca/ Tribeca	1464337	Tribeca
Trust
a. Resolutions authorizing execution, delivery of loan documents for Tribeca Trust (PWMA as to form)	Trust

	Responsible	Document
Document	Party	Number	Signatories
b. Certificate of Good Standing – State of Delaware	Trust
c. Certified Copy of Certificate of Trust - State of Delaware	Trust
d. Master Trust Agreement [other Trust documents]	Trust

44. Closing Certificate of Trustees with the following Exhibits:	Trustees		Trustees

a. Standing Resolution
b. Incumbency Certificate

44A. Side Letter for Trust Expenses	PWMA	1459828	Lender; Certificate
Trustee; Delaware
Trustee

45. Authorization to File UCC Financing Statements	PWMA	1457173	Holding, Asset,
		1457175	Franklin Trust,
		1457178	Tribeca Trust
1457180

46. UCC-1 Financing Statement for the following - Personal Property filed with the Delaware Secretary of State	PWMA		Signatures not required

a. Holding		a. PDF
b. Asset		b. PDF
c. Franklin Trust		c. PDF
d. Tribeca Trust		d. PDF

47. Opinions of Counsel	TPW/	1460009	Borrowers’ Counsel

a. In-House Opinion in respect to FCMC Forbearance Agreement	Borrower	1460009 (form)
1460088
b. In-House Opinion in respect to Tribeca Forbearance Agreement
c. NY/Delaware Opinion — general
d. NY/Delaware Opinion – security interest

48. Lender Loss Payable and Additional Insured Insurance Endorsements for personal property, real property, and liability insurance of FCMC, FCMC Borrowers, Tribeca, Tribeca Borrowers, Holding, Asset, Franklin Trust and Tribeca Trust naming The Huntington National Bank as lender loss payee for personal property and as additional insured for liability insurance (to be approved by PWMA)	FCMC	—	Agent/Insurance Company

49. Certificates of Insurance including, without limitation, form ACORD 27 Evidence of Insurance Certificate, for personal property, and liability insurance of FCMC, FCMC Borrowers, Tribeca, Tribeca Borrowers, Holding, Asset, Franklin Trust and Tribeca Trust naming The Huntington National Bank as lender loss payee for personal and real property insurance and as additional insured for liability insurance (to be approved by PWMA)	FCMC	—	Agent/Insurance Company

	Responsible	Document
Document	Party	Number	Signatories
50. Concurrence by Participants	[____]
a. M & I			M&I
b. Bank of Scotland			Bank of Scotland
c. Huntington Finance			Huntington Finance

51. Lender’s approval of all Transaction Documents including merger documents and assignment documents (copies to be provided by FCMC)	PWMA/ FCMC		HNB

52. Administrative Services Agreement	FCMC

SCHEDULE 3
Tranche Principal Balances
Franklin Forbearance Agreement Aggregate Principal
Balances of Commercial Loans

Total
Tranche A	$508,246,810.36

Tranche B-1	$70,051,123.50
Tranche B-2	$61,110,686.61
Tranche B-3	$79,051,123.50
Tranche B-4	$79,051,123.50
Tranche B-5	$25,000,000.00
Total Tranche B	$314,264,057.11
Tranche C	$125,000,000.00
Tranche D	$1,656,390.72

Total FB Debt (Franklin)	$949,167,258.19

$375,956,002.00	80.6186%
$90,383,187.00	19.3814%
$466,339,189.00	100.0000%

*	Table does not include unfunded debt or “Static Loans”

*	Balances as of 12/05/2008

SCHEDULE 6
Letters of Credit
1. Letter of Credit No. OSB.004679 issued April 13, 2007, as amended May 7, 2007, October 4, 2007, December 19, 2007 and July 15, 2008; Franklin Credit Management Corporation, Applicant and Travelers Casualty and Surety Company of America, Beneficiary in the current amount of $6,272,750.00, with an expiry date of April 13, 2009.
2. Irrevocable Standby Letter of Credit No. OSB.004680 issued April 12, 2005; Franklin Credit Management Corporation, Applicant and Lehman Brothers Holdings Inc., Beneficiary in the amount of $190,500.00 with an expiry date of December 31, 2010.

SCHEDULE 9(e)
OTHER INDEBTEDNESS
1. Static Loans

SCHEDULE 11

	Date Due	Franklin Post-Closing Item
1.	January 15, 2009	Close all deposit accounts and securities accounts other than accounts at Huntington or its affiliates or other financial institutions satisfactory to Lender.

2.	January 15, 2009	Holding, the applicable Borrower or such other Subsidiary owning or having control of any REO Property transfer such REO Property to Tribeca Lending Corporation (other than certain cooperatives identified to Lender in respect of which FCMC shall have pledged the shares thereof to Lender pursuant to Loan Documents in form and substance satisfactory to Lender). Lender shall have a first Lien on the capital stock and all other equity interests in Tribeca Lending Corporation pursuant to the terms of Loan Documents in all respects satisfactory to Lender.

3.	January 15, 2009	Holding or FCMC shall have used good faith efforts to enter into or assume employment contracts satisfactory to Lender with the following members of executive management of Holding:
Alexander Gordon Jardin, Chief Executive Officer
Paul D. Colasono, Chief Financial Officer
William F. Sullivan, Chief Operating Officer
Michael Blair, Chief Operating Officer, Loan Servicing
Kevin P. Gildea, Chief Legal Officer
Robert Palmer, Chief Information Officer; and
Joseph Caiazzo, Risk Manager

4.	February 2, 2009	Completion of transfer of record assignments from FCMC and Tribeca to the Trusts

5.	February 2, 2009	Receipt by Lender of assignments in blank for each Mortgage Loan in which any of the Loan Parties (including each Trust) has an interest

6.	December 31, 2008	8 Corrected Stock Powers

7.	January 6, 2009	Collateral Assignment of Proprietary Leases with The Sherbrooke Co-Op, Inc.

8.	January 6, 2009	Three original signature pages to the Collateral Assignment of Proprietary Leases by Wallace-Holland Owners Corp.

9.	January 6, 2009	Lender Loss Payable and Additional Insured Insurance Endorsements

10	January 6, 2009	Assignment and Assumption for US Bank Custodial Agreement fully executed by the parties

11.	January 6, 2009	Notice of Change of Borrower for LaSalle Custodial Agreement

12.	January 6, 2009	Copy of Tax Opinion of Deloitte & Touche

13.	January 6, 2009	Copy of Tax Opinion of Thacher Proffitt

14.	January 6, 2009	Consolidating proforma balance sheets dated as of the Forbearance Effective Date of each of FCMC, Franklin Asset, Tribeca, Franklin Servicing, Franklin Trust and Tribeca Trust, and a consolidated proforma balance sheet dated as of the Forbearance Effective Date of Holding

SCHEDULE 12(1)
DEPOSIT ACCOUNTS, SECURITY ACCOUNTS AND INVESTMENTS
1.	PNC escrow account for Alaska license, being account no. 80-37021119

2.	HSBC escrow account for North Carolina license, being account no. 436004992

3.	North Fork Bank/Capital One operating account, being account no. 9614008341